UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

AKAMAI TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 8, 2011

To our Stockholders:

I am pleased to invite you to attend the 2011 Annual Meeting of Stockholders of Akamai Technologies, Inc. (the “Annual Meeting”) to be held on Wednesday, May 18, 2011, at 9:30 a.m. at our offices at 4 Cambridge Center, Cambridge, Massachusetts, 02142.

At the Annual Meeting, stockholders will consider and vote upon the following matters:

(1)	To elect the four nominees named in the attached proxy statement as members of our Board of Directors to serve as Class III directors for a term of three years;

(2)	To approve an amendment increasing the number of shares of common stock authorized for issuance under Akamai’s 2009 Stock Incentive Plan from 8,500,000 shares to 15,500,000 shares;

(3)	To conduct an advisory vote on executive officer compensation;

(4)	To consider the frequency of advisory votes on executive officer compensation;

(5)	To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of Akamai for the fiscal year ending December 31, 2011; and

(6)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Details regarding admission to the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of 2011 Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in Akamai.

Sincerely,

/s/ Paul Sagan

PAUL SAGAN
Chief Executive Officer

AKAMAI TECHNOLOGIES, INC.

8 CAMBRIDGE CENTER

CAMBRIDGE, MASSACHUSETTS 02142

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2011

The 2011 Annual Meeting of Stockholders of Akamai Technologies, Inc. (the “Annual Meeting”) will be held on Wednesday, May 18, 2011, at 9:30 a.m., local time, at our offices at 4 Cambridge Center, Cambridge, Massachusetts, 02142.

At the Annual Meeting, we expect stockholders will consider and vote upon the following matters:

(1)	To elect the four nominees named in this proxy statement as members of our Board of Directors to serve as Class III directors for a term of three years;

(2)	To approve an amendment increasing the number of shares of common stock authorized for issuance under Akamai’s 2009 Stock Incentive Plan from 8,500,000 shares to 15,500,000 shares;

(3)	To conduct an advisory vote on executive officer compensation;

(4)	To consider the frequency of advisory votes on executive officer compensation;

(5)	To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of Akamai for the fiscal year ending December 31, 2011; and

(6)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 25, 2011, are entitled to notice of, and to vote at, the annual meeting and any adjournment thereof. The stock transfer books of Akamai will remain open for the purchase and sale of Akamai’s common stock.

All stockholders are cordially invited to attend the meeting.

By order of the Board of Directors,

/s/ Melanie Haratunian

MELANIE HARATUNIAN
Senior Vice President, General Counsel and Secretary

Cambridge, Massachusetts

April 8, 2011

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AND YOUR PROXY IS REVOCABLE AT YOUR OPTION BEFORE IT IS EXERCISED.

AKAMAI TECHNOLOGIES, INC.

8 CAMBRIDGE CENTER

CAMBRIDGE, MASSACHUSETTS 02142

PROXY STATEMENT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF AKAMAI TECHNOLOGIES, INC. FOR USE AT THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT THE PRINCIPAL EXECUTIVE OFFICES OF AKAMAI TECHNOLOGIES, INC., FOUR CAMBRIDGE CENTER, CAMBRIDGE, MASSACHUSETTS, 02142 AT 9:30 AM LOCAL TIME ON MAY 18, 2011, AND AT ANY ADJOURNMENT OR ADJOURNMENTS OF THAT MEETING. You may obtain directions to the location of the 2011 Annual Meeting of Stockholders by contacting Investor Relations, Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142; telephone: 617-444-3000.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2010 is being mailed to our stockholders with the mailing of the Notice of 2011 Annual Meeting of Stockholders and this Proxy Statement on or about April 8, 2011.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual

Meeting of Stockholders to be Held on May 18, 2011:

This Proxy Statement and the 2010 Annual Report to Stockholders are available for viewing, printing and downloading at www.akamai.com/proxy.

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission, which we sometimes refer to herein as the Commission, except for exhibits thereto, without charge upon written request to Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142, Attn: Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Certain documents referenced in this Proxy Statement are available on our website at www.akamai.com. We are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this Proxy Statement.

PART ONE

ATTENDANCE AND VOTING MATTERS

FREQUENTLY ASKED QUESTIONS ABOUT VOTING AND ATTENDANCE

Q:	Who can attend the Annual Meeting of Stockholders?

A:	Each holder of Akamai common stock, par value $.01 per share, on March 25, 2011 is invited to attend the Annual Meeting. You may be asked to provide evidence that you are a qualifying stockholder such as a brokerage account statement, a letter from your broker, bank or other nominee or a copy of your voting instruction card. For registered stockholders, this would include a government-issued form of identification.

Q:	Can I access the Proxy Statement and Annual Report on the Internet?

A:	Yes. Our Proxy Statement and Annual Report to Stockholders are available on our website at www.akamai.com/proxy.

Q.	In the future, can I access copies of the Proxy Statement and Annual Report on the Internet instead of receiving paper copies?

A:	Yes. A stockholder of record may sign up for this option by going to www.investorvote.com. If you are not a stockholder of record, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future proxy materials on the Internet. Stockholders who elect electronic access will receive an e-mail message next April containing the Internet address for access to that year’s proxy materials. Your choice will remain in effect until you advise us by written correspondence that you wish to resume mail delivery of these documents.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most Akamai stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record—If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to Akamai or to a third party, or to vote in person at the meeting.

Beneficial Owner—If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	When is the record date and who is entitled to vote?

A:	The record date for the Annual Meeting is March 25, 2011. Holders of Akamai common stock on that date are entitled to one vote per share. As of the record date, there were issued, outstanding and entitled to vote an aggregate of 187,464,359 shares of our common stock.

Q:	What will constitute a quorum for the meeting?

A:	Under our bylaws, the holders of a majority of the shares of our common stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of our common stock present in person or represented by executed proxies received by us (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. If the shares you own are held in “street name,” the bank, brokerage firm or nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank, brokerage firm or nominee provides you. “Broker non-votes” are shares held in “street name” through a bank, broker or nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote such shares as to a particular matter.

Q:	How many votes are required for approval of different matters?

A:	As of the date of this Proxy Statement, the election of directors to take place at the Annual Meeting is an uncontested election. To be elected in an uncontested election, a director nominee must receive more “For” votes than “Against” votes. Abstentions will have no effect on the election of directors since only votes “For” or “Against” a nominee will be counted. All other actions to be considered at the Annual Meeting require the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting. Shares that abstain from voting as to a particular matter and “broker non-votes” will not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting of each matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. With respect to the say on pay frequency matter, if none of the three frequency options receives the vote of the holders of a majority of the votes cast, we will consider the frequency option (one year, two years or three years) receiving the highest number of votes cast by stockholders to be the frequency that has been recommended by stockholders. However, as described in more detail in Part Five, Item Four of this Proxy Statement, because this proposal is non-binding, the Board of Directors may decide that it is in the best interest of our stockholders and the Company to hold future executive compensation advisory votes more or less frequently. Part Five, Item Three is also a non-binding proposal.

Stockbrokers, banks and other nominees that are member firms of the New York Stock Exchange and who hold shares in “street name” for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Stockbrokers, banks and other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm; however, they will not have this discretionary authority with respect to the election of directors, say on pay, say on pay frequency, or amendments to equity incentive plans. As a result, with respect to all matters other than ratification of the appointment of our independent registered public account firm, if the beneficial owners have not provided instructions with respect to that matter, those beneficial owners’ shares will be included in determining whether a quorum is present but will not be voted and will be considered to be an abstention, having no effect on the vote for such matters.

Q:	What happens if an incumbent director nominee fails to receive more “For” votes than “Against” votes in an uncontested election?

A:

Our Corporate Governance Guidelines set forth a process that takes effect if an incumbent director nominee receives more “Against” votes than “For” votes in an uncontested election. Upon such an occurrence, the affected director is expected, promptly following certification of the shareholder vote, to submit to the Board of Directors his or her offer to resign from the Board of Directors for consideration. The Nominating and Corporate Governance Committee of the Board of Directors shall promptly consider the resignation submitted by such incumbent director and recommend to the Board of Directors the action to be taken with respect to the offer to resign. Such action may range from accepting the resignation, to maintaining such incumbent director but addressing what the Nominating and Corporate Governance Committee believes to be the underlying cause of the withheld votes, to resolving that such incumbent director will not be re-nominated for election in the future, to rejecting the resignation, to such other action that the Nominating and Corporate Governance Committee determines to be in the best interests of Akamai and our shareholders. In making its recommendation, the Nominating and Corporate Governance Committee shall consider all factors it deems relevant. The Board of Directors shall then act on the Nominating and Corporate Governance Committee’s recommendation, considering the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors the Board of Directors believes to be relevant. Following the Board of Directors’ determination, we shall promptly publicly disclose in a document filed or furnished with the Commission the Board of Directors’ decision regarding the action to be taken with respect to such incumbent director’s resignation. If the Board of Directors’ decision is to not accept the resignation, such disclosure shall include the reasons for not accepting the resignation. If the director’s resignation is accepted, then the Board of Directors may fill the resulting vacancy in accordance with our bylaws. Our Corporate Governance Guidelines are posted on our website at www.akamai.com.

Q:	How will my proxy be voted? Can I revoke my proxy?

A:	All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted (i) in favor of the election of C. Kim Goodwin, David W. Kenny, Peter J. Kight and Frederic V. Salerno; (ii) in favor of the amendment to our 2009 Stock Incentive Plan; (iii) in favor our 2010 executive compensation plan; (iv) in favor of annual advisory votes on executive compensation; and (v) in favor of the ratification of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2011, which matters are described in this Proxy Statement. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of a signed proxy with a later date or a later-dated written revocation to our Secretary or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

Q:	Who pays for the solicitation of proxies?

A:	All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our Board of Directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph, electronic mail and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Q:	Are there matters to be voted on at the Annual Meeting that are not included in the proxy?

A:	Our Board of Directors does not know of any other matters that may come before the Annual Meeting; however, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Q:	What is “householding”?

A:	Some banks, brokers and nominees may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write to us at the following address or call us at the following phone number:

Akamai Technologies, Inc.

8 Cambridge Center

Cambridge, Massachusetts 02142

Attention: Investor Relations

Phone: 617-444-3000

If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder.

PART TWO

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes information as to the number of shares of our common stock beneficially owned as of March 1, 2011, by the following:

•	each of our directors;

•	our Named Executive Officers, who consist of (i) our chief executive officer; (ii) our principal financial officer; and (iii) our three other most highly compensated executive officers in 2010; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to shares of common stock identified below, except to the extent authority is shared by spouses under applicable law. Beneficial ownership includes any shares that the person has the right to acquire within 60 days after March 1, 2011, through the exercise of any stock option or other equity right. We have no outstanding warrants, and, to our knowledge, none of the persons named in the table below hold any of our outstanding convertible notes. We are not aware of any stockholder that beneficially owns more than 5% of the outstanding shares of our common stock. The address of each individual identified in the table below is c/o Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142. On March 1, 2011, there were 187,396,514 shares of our common stock outstanding.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding (%)
Directors

George H. Conrades (1)	1,027,275	*
Martin M. Coyne II (2)	57,761	*
Pamela J. Craig (3)	0	0.0
C. Kim Goodwin (4)	49,915	*
Jill A. Greenthal (5)	35,009	*
David W. Kenny (6)	56,554	*
Peter J. Kight (7)	112,260	*
F. Thomson Leighton	3,426,636	1.8
Geoffrey A. Moore (8)	25,000	*
Paul Sagan (9)	1,452,035	*
Frederic V. Salerno	52,617	*
Naomi O. Seligman (10)	18,604	*

Other Named Executive Officers

Melanie Haratunian (11)	204,905	*
Robert W. Hughes (12)	301,143	*
J. Donald Sherman (13)	313,949	*
All executive officers and directors as a group (16 persons) (14)	7,181,121	3.8

*	Percentage is less than 1% of the total number of outstanding shares of our common stock.

(1)	Includes 22,340 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after March 1, 2011 and 1,500 shares held by Mr. Conrades’ wife.
(2)	Includes 43,500 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after March 1, 2011.

(3)	Ms. Craig joined our Board of Directors on April 1, 2011. Both at that date and at March 1, 2011, she did not own any shares of our common stock.
(4)	Includes 3,906 shares of our common stock issuance upon the exercise of stock options exercisable within 60 days after March 1, 2011.
(5)	Includes 21,875 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after March 1, 2011.
(6)	Includes 23,437 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after March 1, 2011
(7)	Includes 6,405 shares of our common stock held by Mr. Kight’s wife in a trustee capacity and 2,725 held by a charitable foundation over which Mr. Kight can exercise investment control.
(8)	Consists of shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after March 1, 2011.
(9)	Includes 1,048,774 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after March 1, 2011.
(10)	Includes 14,875 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after March 1, 2011.
(11)	Includes 187,481 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after March 1, 2011.
(12)	Includes 261,856 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after March 1, 2011.
(13)	Includes 215,014 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after March 1, 2011.
(14)	Includes 1,903,967 shares of our common stock issuable upon the exercise of stock options exercisable, or upon the distribution of vested deferred stock units, within 60 days after March 1, 2011.

Stock Ownership Guidelines

In February 2011, in an effort to ensure further that the interests of our leaders are aligned with our stockholders, our Board of Directors adopted stock ownership requirements for our directors and senior management personnel. The details are set forth in our Corporate Governance Guidelines, which are posted on our website at www.akamai.com/html/investor/corporate_governance. A brief summary is set forth below.

Each member of Akamai’s senior management team is required to own a number of shares of our common stock having at least the value calculated by applying the following multiples: for the Chief Executive Officer, four times his base salary; for each other Named Executive Officer, three times his or her base salary; and for each other senior executive who reports directly to the Chief Executive Officer or the President, two times his or her base salary. In addition, each non-employee director is required to own a number of shares of our common stock having a value equal to three times his or her then-current base cash retainer. If the directors’ base cash retainer or an executive’s salary is increased, the minimum ownership requirement shall be re-calculated at the end of the year in which the increase occurred, taking into account our stock price at that time. If a non-employee director or executive fails to meet the ownership guidelines as of a test date that occurs after the period of time for attainment of the ownership level, he or she will not be permitted to sell any shares of our common stock until such time as he or she has exceeded the required ownership level.

PART THREE

CORPORATE GOVERNANCE MATTERS

Corporate Governance

We have adopted a written Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial or accounting officer, or persons serving similar functions. The text of our Code of Business Conduct and Ethics is available on our website at www.akamai.com. We did not waive any provisions of the code of business conduct and ethics during the year ended December 31, 2010. If we amend, or grant a waiver under, our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial or accounting officer, or persons performing similar functions, we intend to post information about such amendment or waiver on our website at www.akamai.com. We have adopted Corporate Governance Guidelines, a copy of which is also available on our website at www.akamai.com/html/investor/corporate_governance.

Our Board of Directors

Our Board of Directors currently consists of 12 persons, divided into three classes, serving staggered terms of three years, as follows: four Class I directors (with terms expiring at the 2012 Annual Meeting of Stockholders), four Class II directors (with terms expiring at the 2013 Annual Meeting of Stockholders) and four Class III directors (with terms expiring at the 2011 Annual Meeting of Stockholders). We continue to believe that having a staggered Board of Directors is in the best interests of our stockholders. This structure encourages directors to take a longer range view of the our stockholders’ interests, facilitates retention of experienced directors with meaningful knowledge about Akamai and helps maintain a truly diverse membership.

Set forth below is information about the professional experiences of members of our Board of Directors, including the nominees for re-election at the 2011 Annual Meeting of Stockholders. In addition, for each individual, we discuss the specific experience, qualifications and attributes that qualify him or her to serve on our Board of Directors.

Nominees for Director With Terms That Expire in 2011 (Class III Directors)

C. Kim Goodwin, age 51, re-joined Akamai as a director in October 2008, having previously served between January 2004 and November 2006. She is currently employed as a consultant and private investor. From September 2006 until July 2008, Ms. Goodwin was based in London as Managing Director and Head of Equities (Global), Asset Management Division of Credit Suisse Group, a financial services company. From September 2002 through January 2005, Ms. Goodwin was Chief Investment Officer—Equities at State Street Corporation, a money management firm. Ms. Goodwin was previously a director of CheckFree Corporation, a provider of information management and electronic commerce solutions that was acquired by Fiserv, Inc.

We believe that Ms. Goodwin’s rigorous analytical skills and understanding of financial markets are vital contributions to our Board. Further, her experience as a senior investment officer and advisory board service at numerous financial services firms helps her provide an investor perspective to Board deliberations and guidance that better enables the Board and senior management to maintain alignment of their interests with those of stockholders. Ms Goodwin has also provided us valuable insight into international businesses, worldwide financial markets and economies, and risk management issues.

David W. Kenny, age 49, has served as a director of Akamai since July 2007 and became our President in September 2010. Between June 2008 and June 2010, Mr. Kenny was the Managing Partner of VivaKi, which is the media and digital arm of Publicis Groupe, S.A., a global marketing services holding company. Before that, Mr. Kenny has served as Chief Executive Officer of Digitas, Inc., a relationship marketing services firm, between September 1997 and May 2008. Digitas was acquired by Publicis Groupe in January 2007. Mr. Kenny is also currently a member of the Board of Directors of Yahoo! Inc., an Internet-focused technology company. Mr. Kenny previously served as a director of Publicis Groupe, Digitas and The Corporate Executive Board, which provides research and analysis focusing on corporate strategy and operations.

In his new role as our President, Mr. Kenny is uniquely positioned to educate and inform the Board about how management is implementing the strategic priorities discussed at Board meetings. He also fosters a better understanding of our business at the director level by conveying the feedback he learns from our customers and network and technology partners in the course of his extensive travels. The Board continues to rely on his global experience in addressing problems posed by changing trends in advertising and marketing outreach, both in the U.S. and abroad. In addition, having served as a chief executive officer of another public company, Mr. Kenny provides management insight that enables the Board to more effectively perform its oversight role.

Peter J. Kight, age 54, has served as a director of Akamai since March 2004. Since January 2010, Mr. Kight has been a managing partner of The ComVest Group, a private investment firm focused on providing debt and equity solutions to middle-market companies. From December 1981 until December 2007, Mr. Kight was Chairman of the Board of Directors and Chief Executive Officer of CheckFree Corporation, a provider of financial electronic commerce services and products. In December 2007, CheckFree Corporation was acquired by Fiserv, Inc., a provider of information management and electronic commerce solutions. From December 2007 until March 2010, Mr. Kight was Vice Chairman and a member of the board of directors of Fiserv. Mr. Kight remains a member of the Fiserv board and is also a member of the board of directors of Manhattan Associates, a provider of supply chain management services. Mr. Kight was a director of CheckFree Corporation between 1981 and 2007.

Mr. Kight brings to our Board of Directors many years of successful operating experience as a chief executive of a provider of electronic commerce solutions; consequently, he is able to provide insight and guidance with respect to areas that are of vital importance to Akamai’s ability to meet the changing Internet-focused needs of our customers. As Chair of our Compensation Committee, Mr. Kight has provided thoughtful, principled and intelligent leadership to an increasingly complex area to help ensure that the short- and long-term interests of stockholders and management are aligned.

Frederic V. Salerno, age 67, has served as a director of Akamai since April 2002. From 1997 until his retirement in September 2002, Mr. Salerno served in a variety of senior management positions at Verizon Communications, Inc., a provider of communications services, and its predecessors. At the time of his retirement, Mr. Salerno had been serving as Vice Chairman and Chief Financial Officer. Mr. Salerno also serves on the board of directors of CBS Broadcasting, Inc., a media company, Intercontinental Exchange, an electronic exchange for trading wholesale energy and metals commodities, National Fuel Gas Company, a diversified energy company, and Viacom, Inc., a media company. Although he is currently a member of the board of directors of Popular, Inc., a financial holding company, Mr. Salerno has announced that he will stepping down from such board in April 2011. Mr. Salerno also served as a director of Bear Stearns & Co., Inc., a financial services company, between 1993 and 2008 and Consolidated Edison, Inc., an energy company, between 2002 and 2008.

Leveraging his experience as Chief Financial Officer for Verizon and service on other boards of directors, Mr. Salerno brings to our Board a deep understanding of financial markets, financial statements and investments. As Chair of the Audit Committee, he has demonstrated the ability to quickly and concisely understand information about our audited financial statements and disclosure controls and procedures, and he cogently communicates the conclusions he draws to his fellow Board members, our management and our independent auditors. The Board heavily relies on his judgment and operating experience. Mr. Salerno is a particularly valued advisor to management and other directors when we are contemplating strategic initiatives to enable future growth.

A small number of investor advisory groups have commented on the past service of Mr. Salerno on the board of directors of Bear Stearns Companies Inc. We have elected to specifically address that subject in this year’s proxy statement. Our Board conducts an annual peer evaluation process; responses to these annual surveys have consistently shown that Mr. Salerno is recognized by his fellow directors as providing the highest levels of financial insight, leadership and business acumen. In addition, our Nominating and Corporate Governance Committee and our Board have specifically discussed and analyzed Mr. Salerno’s service to Akamai and discussed with him his service on the Bear Stearns board. Through that process, the Nominating and Corporate Governance Committee expressed its unanimous view, which was then confirmed unanimously by our Board, that Mr. Salerno has acted, and they expect will continue to act, in the best interests of our stockholders. Our board also believes that the risk oversight responsibilities provided by our Board and Audit Committee are well served by Mr. Salerno’s extensive operating expertise and contributions. The full Board of Directors unanimously recommended that Mr. Salerno be re-elected in 2011 and serve as our Audit Committee Chair.

Directors Whose Terms Expire in 2012 (Class I Directors)

George H. Conrades, age 72, was named our non-executive Chairman of the Board in July 2011. Previously, Mr. Conrades served as our Chairman and Chief Executive Officer from April 1999 until April 2005 and as our Executive Chairman from April 2005 until July 2011. He has been a director since December 1998. Mr. Conrades has also been a venture partner of Polaris Venture Partners, Inc., an early stage investment company, since August 1998. From August 1997 to July 1998, Mr. Conrades served as Executive Vice President of GTE and President of GTE Internetworking, an integrated telecommunications services firm. Mr. Conrades served as Chief Executive Officer of BBN Corporation, a national Internet services provider and Internet technology research and development company, from January 1994 until its acquisition by GTE Internetworking in July 1997. Prior to joining BBN Corporation, Mr. Conrades was a Senior Vice President at International Business Machines Corporation, or IBM, a developer of computer systems, software, storage systems and microelectronics, and a member of IBM’s Corporate Management Board. Mr. Conrades is currently a director of Harley-Davidson, Inc., a motorcycle manufacturer, Oracle Corporation, an enterprise software company, and Ironwood Pharmaceuticals, Inc., a pharmaceuticals company. Mr. Conrades also previously served as director of Cardinal Health, Inc. a provider of services supporting the healthcare industry.

With decades of technology leadership and sales experience, including serving for more than five years as our Chairman and Chief Executive Officer, Mr. Conrades brings vital strategic, operating and leadership expertise to the Board of Directors. In particular, we believe that his unparalleled ability to understand customers and evangelize Akamai’s value proposition enables him to provide important insight into our business and market developments. Our Board of Directors relies heavily on these contributions. Mr. Comrades’ service on other boards of directors has also enabled him to provide keen insight into broader markets and corporate governance trends affecting public companies.

Martin M. Coyne II, age 62, has served as a director of Akamai since November 2001. Mr. Coyne was named our Lead Director in May 2003. Between 1995 and his retirement in July 2003, Mr. Coyne served in a variety of senior management positions at the Eastman Kodak Company, which develops, manufactures and markets imaging products and services. Mr. Coyne most recently served as Group Executive, Photography Group, and Executive Vice President of Eastman Kodak. Mr. Coyne also serves on the boards of directors of two private companies, Urovalve and RockTech. In the past, he has been a director of OpenPages Inc., Avecia Group Ltd and Chairman of the Board of Welch Allyn.

Mr. Coyne’s long experience at Eastman Kodak and as a member of boards of directors of numerous other companies has enabled him to provide meaningful advice on operational issues, strategy and CEO succession planning to our management and other members of our Board of Directors as they address considerations for overseeing and guiding a complex and evolving organization. Mr. Coyne has provided keen insight into the oversight of risk management and corporate governance, succession planning and executive development issues, which enhances the ability of the Board to fulfill its fiduciary role. Over the course of his nearly ten years of service on our Board of Directors, including seven as our Lead Director, he has demonstrated invaluable skill in taking a primary role in ensuring strong corporate governance and effective communication among directors and between the Board and senior management.

Jill A. Greenthal, age 54, has served as a director of Akamai since October 2007. Ms. Greenthal has served as a Senior Advisor in the Private Equity Group of The Blackstone Group, a global asset manager and provider of financial services, since September 2007. From 2003 until September 2007, Ms. Greenthal was a Senior Managing Director in Blackstone’s Advisory Group. Prior to joining Blackstone in 2003, Ms. Greenthal was Co-Head of the Global Media Investment Banking Group, a Member of the Executive Board of Investment Banking, and Co-Head of the Boston office of Credit Suisse First Boston, an investment bank. Ms. Greenthal currently serves on the board of directors of Orbitz Worldwide, Inc., an online travel agency, Universal Orlando Resort, operator of a destination resort, and The Weather Channel, a privately-held media company. Ms. Greenthal previously served as a director of Martha Stewart Omnimedia, a diversified media and merchandising company, and Houghton Mifflin, a publishing company.

Akamai’s management and Board of Directors rely heavily on Ms. Greenthal’s rich experience as a leading investment banker and advisor, a role that has given her a deep understanding of capital markets and financial matters. In addition, for nearly a decade, she advised Akamai on financial matters, including debt and equity financing transactions and acquisitions. As a result, Ms. Greenthal can apply her expertise within the context of her unique understanding of Akamai’s management, our business model and our financial structure in a way that significantly enhances the Board’s ability to perform its oversight role. In addition, Ms. Greenthal has more than 25 years of experience working with Internet and media companies as they have built their business; we believe this experience enables her to provide valuable counsel to both our management and fellow directors.

Geoffrey A. Moore, age 64, has served as a director of Akamai since October 2006. Mr. Moore has been a Managing Director of TCG Advisors LLC, a management consulting firm, since May 2003. Previously, he had been a Managing Director of The Chasm Group, a technology strategy consulting firm that he founded in 1993. Mr. Moore is also a venture partner at Mohr Davidow Ventures, a venture capital firm, serving as an advisor to many of its portfolio companies.

Mr. Moore has decades of experience as a valued and visionary consultant to high technology companies, developing an expertise on strategic innovation, organizational evolution and how different individuals and companies approach it. We believe that his understanding of ways to improve organizational behavior enhances our Board’s ability to advise management on pursuit of goals to increase stockholder value. As Chair of our Nominating and Corporate Governance Committee, Mr. Moore applies his judgment and ability to build consensus on ways to maintain the strength of our Board of Directors and ensure that Akamai remains a leader in strong corporate governance.

Directors Whose Terms Expire in 2013 (Class II Directors)

Pamela J. Craig, 54, has been the Chief Financial Officer of Accenture, a global management consulting, technology services and outsourcing organization since October 2006. From March 2004 to October 2006, she was Accenture’s senior vice president—Finance. Ms. Craig has been with Accenture for 31 years. Ms. Craig previously served as a director of Avanade, a business technology services provider.

We believe that Ms. Craig’s significant leadership role at Accenture will provide us with unique insight into how to manage a large, global organization that has grown rapidly. Her understanding of the challenges our current and potential customers face in interacting with customers, suppliers and partners across the world in a rapidly changing technological environment can help us better understand the markets we address. Furthermore, we expect that, in light her role as a chief financial officer, her understanding of complex global business issues and financial and accounting matters will enable her to become an important contributor to our Board, particularly the Audit Committee and its functions.

F. Thomson Leighton, age 54, has served as our Chief Scientist and as a director since August 1998. Dr. Leighton has been a professor of Mathematics at the Massachusetts Institute of Technology since 1982. Dr. Leighton is a former two-term chair of the 2,000-member Association of Computing Machinery Special Interest Group on Algorithms and Complexity Theory, and a former two-term Editor-in-Chief of the Journal of the Association for Computing Machinery, one of the nation’s premier journals for computer science research.

Dr. Leighton co-founded Akamai. We believe that his understanding of our technology and how the Internet works is unequaled. He has continually demonstrated his ability to inspire Akamai employees to excellence, convince customers why our services are right for them and drive technological developments. By bringing this expertise and perspective to the Board of Directors, Dr. Leighton is a conduit for crucial information and has frequently helped educate fellow directors about evolving technical and market trends in the industry and ways to position Akamai to address those needs.

Paul Sagan, age 52, became our Chief Executive Officer in April 2005 and served as our President from May 1999 until September 2010. Mr. Sagan became a member of our Board of Directors in January 2005. Mr. Sagan joined Akamai in October 1998 as Vice President and Chief Operating Officer. From July 1997 to August 1998, Mr. Sagan was Senior Advisor to the World Economic Forum, a Geneva, Switzerland-based organization that provides a collaborative framework for leaders to address global issues. Previously, Mr. Sagan held senior executive positions at global media and entertainment companies Time Warner Cable and Time Inc., affiliates of Time Warner, Inc. as well as at CBS, Inc. Mr. Sagan also serves on the Board of Directors of EMC Corporation, a developer and provider of information infrastructure technology and solutions and iRobot, Inc., a provider of robotic technology-based solutions. Mr. Sagan previously was a director of Digitas, Inc., a relationship marketing services firm, from 2006 to 2007 and Dow Jones & Co., a media and information services company, during 2007.

In Mr. Sagan’s roles as Chief Operating Officer, President, and Chief Executive Officer, he has overseen every aspect of our operations. We believe that he has an unparalleled understanding of our business, personnel, the markets in which we operate and our customers. Accordingly, he has provided vital information and insight to the Board of Directors on the challenges and opportunities facing the company. In addition, Mr. Sagan’s high level of integrity and strong sense of corporate responsibility are key attributes that contribute to the effective functioning of our Board. Mr. Sagan has served and continues to serve on the boards of other public companies, and he brings valuable experience from those directorships to his service on our Board.

Naomi O. Seligman, age 72, has served as a director of Akamai since November 2001. Ms. Seligman has been a senior partner at Ostriker von Simson, a consulting firm focusing on information technology, since June 1999. The partners of Ostriker von Simson chair the CIO Strategy Exchange, which regularly brings together four vital quadrants of the information technology sector: invited chief information officers, or CIOs, from the largest multinational enterprises, premier venture capitalists, CEOs from prominent computer companies, and entrepreneurs leading innovative emerging technology firms. Previously, Ms. Seligman served as a co-founder and senior partner of the Research Board, Inc., a private sector institution sponsored by one hundred CIOs from major corporations. Ms. Seligman also serves on the boards of directors of The Dun & Bradstreet Corporation, a provider of business information services, and Oracle Corporation, an enterprise software company. Ms. Seligman previously served as a director of Sun Microsystems, a provider of network hardware, software and services.

Ms. Seligman’s career has led her to advise chief executives and technology leaders at a wide range of the largest enterprises in the United States and abroad. She has been able to impart the insight and understanding gleaned from this experience to our management and Board to enable them to better understand our customers’ needs, emerging trends in Akamai’s markets and efficient ways to pursue our goals. Furthermore, Ms. Seligman’s experience, intelligence and willingness to challenge assumptions stimulate productive Board discussions to ensure that there are fulsome and appropriate deliberations.

Board Leadership and Role in Risk Oversight

Chairman of the Board

George Conrades is our Chairman of the Board. In this role, he works with the Lead Director and Chief Executive Officer to prepare Board of Directors meeting agendas, chairs meetings of the Board of Directors and our annual stockholder meetings and informs other directors about the overall progress of Akamai. Mr. Conrades also provides advice and counsel to the Chief Executive Officer and other executive officers, particularly relating to strategy, key customer accounts, market opportunities and leadership development. Mr. Conrades consults in the annual performance evaluation of the Chief Executive Officer.

Lead Director

Martin Coyne is the Lead Director of our Board of Directors. In this role, he presides over meetings of the independent members of our Board of Directors, leads numerous initiatives relating to corporate governance and the effectiveness of the Board of Directors and seeks to ensure effective communication among the committees of the Board of Directors. Mr. Coyne also works with the Chairman of the Board and the Chief Executive Officer to establish the agendas for meetings of the Board of Directors. Mr. Coyne leads discussions on the performance of the Chief Executive Officer and each of our other executive officers and succession planning for executive officers and other key management positions. Mr. Coyne takes the lead role in providing feedback from our annual director peer evaluation process to his fellow Board members.

Roles of Chairman of the Board and CEO

Currently, the roles of Chairman of the Board of Directors and Chief Executive Officer are held by two different individuals. We believe this structure represents an appropriate allocation of roles and responsibilities at this time. With his background as our Chief Executive Officer from 1999 through 2004 combined with his leadership qualities, Mr. Conrades is well-positioned to lead the Board in its fundamental role of providing advice to and oversight of management. Mr. Sagan is then better able to focus on our day-to-day business and strategy, meet with investors and convey the management perspective to other directors. In addition, with Mr. Coyne’s position as Lead Director, an independent director is able to play a key role in ensuring Board effectiveness and adherence to good governance principles.

Risk Oversight

Our Board of Directors has an active role in overseeing management of Akamai’s risks. The Board and its committees perform this through both formal and informal mechanisms. They review business, regulatory, operational and other risks that are incorporated in operating and strategic presentations that members of management and our advisors make to the Board. In addition, the Board regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. Financial reporting risks are typically addressed in the Audit Committee through internal audits, committee agenda items, ethics and whistleblower updates and other discussions. As an example, the Audit Committee has overseen and reviewed analyses prepared by our internal audit function designed to assess the likelihood that enumerated risks would occur, the harm such risks would create if they occurred and current sufficiency of controls to address the risk. The Compensation Committee, in consultation with our independent executive compensation consultants, reviews Akamai’s management of executive compensation and retention risks as part of its annual executive compensation review and individual compensation discussions. The full Board of Directors annually reviews executive succession planning and development. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

The Board of Directors recently established a Risk Oversight Study Group, comprised of independent members of our Board of Directors, to perform an assessment of the Board’s risk oversight processes and focus.

As part of its analysis, members of the study group met with other directors and members of management. Upon completion of the study group’s work, the Board of Directors discussed the findings and recommendations and ultimately determined not to establish a standing risk oversight committee. The Board broadly concluded that its existing risk management oversight processes were adequate but agreed to work with management to ensure, among other things, that Board meetings and presentations more explicitly identify material risks and current efforts to mitigate risk. Management, including our internal audit function, continues to evaluate our processes for managing risks associated with our business including new potential risk areas that arise. Such efforts are routinely discussed and reviewed with the Board of Directors.

Board Committees

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a charter that has been approved by the Board of Directors. Copies of the charters are posted in the Investor Relations section of our website at www.akamai.com. The Board of Directors has determined that all of the members of each of the three standing committees of the Board of Directors are independent as defined under The NASDAQ Stock Market, Inc. Marketplace Rules, or the NASDAQ Rules, including, in the case of all members of the Audit Committee, the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Membership on each standing committee as of March 1, 2011 is reflected in the chart below.

Committee Membership

	Audit	Compensation	Nominating and Corporate Governance
George H. Conrades
Martin M. Coyne II	✓	✓	✓
C. Kim Goodwin	✓	✓
Jill A. Greenthal	✓		✓
David W. Kenny
Peter J. Kight		✓*	✓
F. Thomson Leighton
Geoffrey A. Moore	✓		✓*
Paul Sagan
Frederic V. Salerno	✓*	✓
Naomi O. Seligman		✓	✓

*	Committee Chair

Pamela Craig joined our Board of Directors on April 1, 2011. She is expected to become a member of the Audit Committee and the Nominating and Corporate Governance Committee. Before being elected our President in September 2010, Mr. Kenny served on the Audit Committee and the Nominating and Corporate Governance Committee.

The Audit Committee assists the Board of Directors in overseeing the financial and accounting reporting processes and audits of our financial statements, which includes reviewing the professional services provided by our independent auditors, the independence of such auditors from our management, our annual financial statements and our system of internal financial and IT controls. The Audit Committee also reviews such other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Board of Directors has determined that Mr. Salerno is our designated “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) under Regulation S-K promulgated by the Commission under the Exchange Act. The Audit Committee held ten meetings in 2010.

The Compensation Committee assists the Board of Directors in discharging its responsibilities relating to the compensation of our executive officers, including determining the compensation of our Chief Executive Officer and other executive officers, administering our bonus, incentive compensation and stock plans, approving stock option and restricted stock unit grants and approving the salaries and other benefits of our executive officers. In addition, the Compensation Committee consults with our management regarding our benefit plans and compensation policies and practices. The Compensation Committee held seven meetings in 2010 and took two actions by unanimous written consent.

The Nominating and Corporate Governance Committee is responsible for, among other things, identifying individuals qualified to become members of our Board of Directors; recommending to the full Board of Directors the persons to be nominated for election as directors and to each of its committees; overseeing self-evaluation of the Board of Directors, including the performance of individual directors; and reviewing and making recommendations to the Board of Directors with respect to corporate governance practices. The Nominating and Corporate Governance Committee held four meetings in 2010.

Meeting Attendance

The Board of Directors held eight meetings during 2010. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and each committee on which he or she served during the fiscal year ended December 31, 2010. All directors are expected to attend regular Board of Directors meetings, Board of Directors committee meetings and our annual meeting of stockholders. All directors, other than Ms. Seligman, attended the 2010 Annual Meeting of Stockholders.

Determination of Independence

Under the NASDAQ Rules, a director of Akamai will only qualify as an “independent director” if, in the opinion of the Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that, other than Messrs. Conrades, Kenny, Leighton and Sagan, none of our directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each such director is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Rules. We believe that Mr. Conrades will be eligible to be considered an independent director in 2013.

Our independent directors meet separately as part of each Board of Directors meeting and at other times as required. In the independent director sessions, Mr. Coyne and the other independent directors review management performance, assess the focus and content of meetings of the Board of Directors and establish the strategic issues that the Board of Directors believes should be the focus of management’s attention to drive short-term and longer-term business success. Mr. Coyne then provides feedback to the Chief Executive Officer and other members of management on their performance and important issues on which the independent members of the Board of Directors believe management should focus.

Director Compensation

The following table sets forth compensation paid in 2010 to our directors for their service as directors, other than Mr. Sagan and Mr. Kenny, the compensation for each of whom is reflected in “Executive Compensation Matters” below:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (1) (c)	Total ($) (h)
George H. Conrades (2)	41,731	220,005	261,736
Martin M. Coyne II (3)	70,000	220,005	290,005
C. Kim Goodwin (4)	50,000	199,990	249,990
Ronald L. Graham (5)	50,000	—	50,000
Jill A. Greenthal (6)	50,000	199,990	249,990
Peter J. Kight (7)	55,000	220,005	275,005
F. Thomson Leighton	20,000	—	20,000
Geoffrey A. Moore (8)	55,000	204,983	259,983
Frederic V. Salerno (9)	55,000	220,005	275,005
Naomi O. Seligman (10)	50,000	199,990	249,990

(1)	Consisted of deferred stock unit awards, or DSUs. The amount reflects the grant date fair value, computed in accordance with Financial Accounting Standards Board, or FASB, ASC Topic 718, of DSUs, issued to directors on May 19, 2010.
(2)	At December 31, 2010, Mr. Conrades held 8,058 unvested DSUs and vested stock options to purchase 22,340 shares of our common stock. He has also deferred receipt of 13,172 shares of our common stock issuable in respect of vested DSUs until various future dates. Mr. Conrades served as our Executive Chairman through July 2010 and was paid a salary for his service as Chairman through that period. In August 2010, Mr. Conrades became our non-executive Chairman of the Board and will be paid for his service in that role between August 2010 and December 2010 in May 2011.
(3)	At December 31, 2010, Mr. Coyne held 8,058 unvested DSUs and vested stock options to purchase 43,500 shares of our common stock. He has also deferred receipt of 54,577 shares of our common stock issuable in respect of vested DSUs until various future dates.
(4)	At December 31, 2010, Ms. Goodwin held 7,325 unvested DSUs and vested stock options to purchase 3,125 shares of our common stock. She has also deferred receipt of 6,957 shares of our common stock issuable in respect of vested DSUs until various future dates.
(5)	Mr. Graham was a member of our Board of Directors for a portion of 2010 and was compensation for his service over the twelve months preceding his retirement in May 2010.
(6)	At December 31, 2010, Ms. Greenthal held 7,325 unvested DSUs and vested stock options to purchase 18,750 shares of our common stock.
(7)	At December 31, 2010, Mr. Kight held 8,058 unvested DSUs and vested stock options to purchase 50,000 shares of our common stock. He has also deferred receipt of 28,758 shares of our common stock issuable in respect of vested DSUs until various future dates.
(8)	At December 31, 2010, Mr. Moore held 7,508 unvested DSUs and vested stock options to purchase 25,000 shares of our common stock. He has also deferred receipt of 15,229 shares of our common stock issuable in respect of vested DSUs until various future dates.
(9)	At December 31, 2010, Mr. Salerno held 8,058 unvested DSUs. He has also deferred receipt of 13,172 shares of our common stock issuable in respect of vested DSUs until various future dates.
(10)	At December 31, 2010, Ms. Seligman held 7,325 unvested DSUs and vested stock options to purchase 14,875 shares of our common stock. She has also deferred receipt of 50,564 shares of our common stock issuable in respect of vested DSUs until various future dates.

Under our director compensation plan, the Chairman of the Board of Directors and our non-employee directors are entitled to annual compensation of $250,000, of which $50,000 is paid in cash and $200,000 is paid in DSUs representing the right to receive shares of Akamai common stock. This compensation is generally paid or, in the case of DSUs, issued, on the date of our Annual Meeting of Stockholders, and the number of DSUs issued is based on the fair market value of our common stock on that date. For so long as the person remains a director, DSUs will vest over a two-year period as follows: fifty percent on the first anniversary of the grant date with the remainder vesting in equal quarterly installments over the following twelve months. If a director has completed one year of service on our Board, vesting of 100% of the DSUs held by such director will accelerate at the time of his or her departure from the Board.

In addition, our Chairman of the Board and Lead Director are entitled to $40,000 of additional annual compensation, of which $20,000 is paid in cash and $20,000 is paid in DSUs. Chairs of the Audit Committee and the Compensation Committee are entitled to $25,000 in additional compensation, of which $5,000 is paid in cash and $20,000 is paid in DSUs. The Chair of the Nominating and Corporate Governance Committee is entitled to $10,000 of additional compensation, of which $5,000 is paid in cash and $5,000 is paid in DSUs. Each non-employee director is eligible to receive stock options to purchase shares of common stock with a fair value at the time of grant of $400,000 when he or she joins the Board of Directors. Such stock options vest over a four-year period, with 25% vesting on the first anniversary of the date of grant and the remainder vesting in equal quarterly installments of 6.25%. We also reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors.

Nominating and Corporate Governance Committee’s Process for Reviewing and Considering Director Candidates

The Nominating and Corporate Governance Committee assists the Board of Directors in identifying and attracting individuals qualified to become members of our Board of Directors; develops and recommends to the Board of Directors a set of corporate governance principles applicable to us and oversees the annual self-evaluation of the Board of Directors, including the performance of individual directors. In executing its mission to solicit qualified candidates to become directors of Akamai, the Nominating and Corporate Governance Committee seeks to attract intelligent potential candidates from varied backgrounds who have a strong desire to understand and provide insight about Akamai’s business and corporate goals; to understand and contribute to the role of the Board of Directors in representing the interests of stockholders; and to promote good corporate governance and ethical behavior by the members of the Board of Directors and our employees.

Criteria Used to Consider Nominees to the Board of Directors

In assessing whether an individual has these characteristics and whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria attached to the Nominating and Corporate Governance Committee’s charter. These criteria include:

•	integrity, honesty and adherence to high ethical standards

•	business and financial acumen

•	knowledge of Akamai’s business and industry

•	experience in business, government and other fields

•	diligence

•	avoidance of potential conflicts of interest with various constituencies of Akamai

•	commitment to dedicate the necessary time and attention to Akamai

•	the ability to act in the interests of all stockholders

The Board of Directors particularly values demonstrated leadership experience and skills and reputation for the highest standards of honesty, ethics and integrity. Although the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, we believe that it is essential that all potential Board members have integrity and honesty, adhere to high ethical standards and possess a commitment to dedicate the necessary time and attention to Akamai and an ability to act in the interests of all stockholders without any potential personal conflict of interest. The Nominating and Corporate Governance Committee and the Board of Directors believe that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

With respect to considering whether to re-nominate our incumbent directors, the Nominating and Corporate Governance Committee and the full Board of Directors apply the criteria discussed above. The Board may also take into account information available to it about directors’ professional status and performance on other boards of directors. In addition, each of our directors annually undergoes an evaluation by the other directors, which measures, among other things, the director’s contributions to the Board including his/her knowledge, experience, and judgment.

Importance of Diversity

Since adoption in 2003, the Criteria for Nomination as a Director appended to Akamai’s Nominating and Corporate Governance Charter have always emphasized the importance of diversity in determining the appropriate composition of our Board of Directors. The Criteria specifically state, “The [Nominating and Corporate Governance] Committee shall actively consider nominees who can contribute to the diversity of the Board of Directors in terms of gender, race, ethnicity, professional background. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.”

Over the years, we have strived to improve the diversity of our Board to achieve the aspirations articulated in our governance charter. We believe that we have assembled an outstanding set of directors with varied backgrounds, experiences and viewpoints that understand our markets, our customers and our employees. Each director serving on our Board brings a unique perspective to our deliberations and discussions.

To help us maintain the broad diversity we have already achieved and to continually assess the effectiveness of this diversity policy, the Board of Directors conducts an annual self-evaluation and survey. The survey questions include an assessment of whether the composition of the Board is appropriately diverse and possesses the skills, experience and other characteristics consistent with achieving our corporate goals now and in the coming years.

Process for Identifying Candidates to Serve as Directors

To identify and evaluate attractive candidates, the members of the Nominating and Corporate Governance Committee actively solicit recommendations from other members of Akamai’s Board of Directors and other professional contacts. As potential candidates emerge, the Nominating and Corporate Governance Committee meets from time to time to evaluate biographical information and background material relating to potential candidates; discusses those individuals with other members of the Board of Directors and Akamai’s senior management; and reviews the results of personal interviews and meetings conducted by members of the Board of Directors, senior management and our outside legal and accounting advisors. The Board of Directors encourages the participation of Akamai’s senior management in the candidate review process to provide insight, for example, on what additional perspectives and background could help the Board of Directors best provide appropriate guidance to management in dealing with the business risks and opportunities Akamai faces.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under Akamai’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board of Directors by following the procedures set forth in our bylaws and described under “Deadline for Submission of Stockholder Proposals for the 2011 Annual Meeting” below.

The Board of Directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Lead Director, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Lead Director considers to be important for the Board of Directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which Akamai tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors c/o Corporate Secretary, Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142.

Compensation Committee Interlocks and Insider Participation

Messrs. Coyne, Kight and Salerno and Mses. Goodwin and Seligman were members of the Compensation Committee throughout 2010. No member of the Compensation Committee was at any time during 2010, or formerly, an officer or employee of Akamai or of any of our subsidiaries, and no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

None of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee at any time during 2010.

Report of the Audit Committee

The Audit Committee of our Board of Directors has furnished the following report on the Audit Committee’s review of our audited financial statements:

The Audit Committee of Akamai’s Board of Directors is responsible for, among other things, monitoring the integrity of Akamai’s consolidated financial statements, their compliance with legal and regulatory requirements, Akamai’s system of internal controls and the qualifications (including oversight of our internal audit function, which reports directly to the Audit Committee), independence and performance of our internal and independent auditors. The Audit Committee has the authority and responsibility to select, evaluate and, when appropriate, replace Akamai’s independent auditors. We act under a written charter that was first adopted and approved by the

Audit Committee and the Board of Directors in May 2000. The charter was amended and restated in March 2004 and most recently revised in 2006. The members of the Audit Committee are independent directors as defined by the Audit Committee charter and the NASDAQ Rules.

Akamai’s management is responsible for the financial reporting process, including Akamai’s system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP, or PwC, Akamai’s independent auditors, is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to oversee and review these processes. The members of the Audit Committee are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to the financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

Our Director of Internal Audit reports directly to the Audit Committee. The Internal Audit function annually conducts a series of audits to test and verify Akamai’s internal financial and IT controls. This annual internal audit plan is reviewed and approved by the Audit Committee. Individual audit reports are reviewed at each Audit Committee meeting and any deficiencies are reviewed with management.

We reviewed Akamai’s audited consolidated financial statements that were included in Akamai’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Commission, which we refer to herein as the Financial Statements. We reviewed and discussed the Financial Statements with Akamai’s management and PwC. PwC has represented to the Audit Committee that, in its opinion, Akamai’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. We discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We also discussed with PwC its independence from Akamai and considered whether PwC’s rendering of certain services to Akamai, other than services rendered in connection with the audit or review of the Financial Statements, is compatible with maintaining PwC’s independence. See “Ratification of Selection of Independent Auditors” included elsewhere in this Proxy Statement. In connection with these matters, Akamai received the written disclosures and letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence.

Based on our review of the Financial Statements and reports to us and our participation in the meetings and discussions described above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that the Financial Statements be included in Akamai’s Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the Commission.

We have also appointed PwC to act as Akamai’s independent auditors for 2011.

Audit Committee

Frederic V. Salerno—Chair

Martin M. Coyne II

C. Kim Goodwin

Jill A. Greenthal

Geoffrey A. Moore

Certain Relationships and Related Party Transactions; Code of Ethics; Interest in Annual Meeting Matters

Akamai did not enter into any third-party transactions of the type required to be disclosed under Item 404 of Regulation S-K.

Under our written Code of Business Conduct and Ethics, our employees and members of our Board of Directors are prohibited from entering into any business, financial, or other relationship with our existing or potential customers, competitors, or suppliers that might impair, or appear to impair, the exercise of his or her judgment for Akamai. Such relationships include situations involving Akamai entering into a business transaction with an executive officer or director, a family member of an executive officer or director, or a business in which such a person has any significant role or interest. Our executive officers and directors are obligated under the Code of Business Conduct and Ethics to disclose any existing or proposed transaction or relationship that reasonably could be expected to give rise to a conflict of interest to our Legal Department. The Legal Department then makes a determination, with such assistance as it deems appropriate, whether the transaction or relationship is in Akamai’s best interests and, if such transaction or relationship is entered into, the conditions under which it may proceed.

No person who served as a director or executive officer of Akamai during the year ended December 31, 2010 has a substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

PART FOUR

EXECUTIVE COMPENSATION MATTERS

Our Named Executive Officers

In addition to Messrs. Sagan and Kenny, who serve on our Board of Directors, the following persons, to whom we may refer to collectively with Messrs. Sagan and Kenny as our Named Executive Officers, served as Akamai executive officers in 2010:

Melanie Haratunian, age 51, joined Akamai in September 2003 as our Vice President, General Counsel and Corporate Secretary. She was named a Senior Vice President in 2008. Prior to joining Akamai, Ms. Haratunian was Vice President and Deputy General Counsel of Allegiance Telecom Company Worldwide, the operating company of Allegiance Telecom, Inc., a competitive local, long distance and data telecommunications carrier.

Robert Hughes, age 43, joined Akamai in 1999 and was named Executive Vice President, Global Sales, Services and Marketing in January 2006. From July 2004 through December 2005, Mr. Hughes was Executive Vice President, Global Sales and Services. Between 1999 and July 2004, Mr. Hughes held a variety of sales leadership positions at Akamai.

J. Donald Sherman, age 45, joined Akamai in November 2005 as Senior Vice President and CFO-Elect and became our Chief Financial Officer in March 2006. Prior to joining Akamai, Mr. Sherman was employed by IBM from July 1990 until October 2005 in a variety of financial roles. Mr. Sherman is a member of the Board of Directors of Cypress Semiconductor Corporation, an electronics manufacturer.

Compensation Committee Report

The Compensation Committee of our Board of Directors:

(1) has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement as required by Item 402(b) of Regulation S-K with management; and

(2) based on the review and discussion referred to in paragraph (1) above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2011 Annual Meeting of Stockholders.

The Compensation Committee

Peter J. Kight—Chair

Martin M. Coyne II

C. Kim Goodwin

Frederic V. Salerno

Naomi O. Seligman

Compensation Discussion and Analysis (CD&A)

The following discussion and analysis of Akamai’s executive compensation objectives, policies and practices is designed to provide an overview of the material elements of our compensation structure.

Executive Summary

The objective of our executive compensation program is to attract, retain and reward talented and hard-working individuals in a highly competitive business environment. Our annual and long-term incentive compensation strategy is performance-oriented and is designed to link our strategic business objectives, specific financial performance objectives and the enhancement of stockholder returns with the compensation of our executives, including our Named Executive Officers. Our strategy is reflected in three key types of compensation: base salary, cash incentive bonuses and long-term equity-based incentives.

The following charts illustrate the allocation of total executive compensation in 2010 across the various elements of our executive compensation program for our Named Executives Officers (other than Mr. Kenny who joined us in September 2010):

In the CD&A section that follows we discuss and analyze the following aspects of our compensation practices and policies:

•	Why We Pay What We Do—the principles that guide our overall approach to setting compensation levels and how we seek to implement those objectives

•	Our Program Design—a detailed description of the elements of our executive compensation program

•	The Process—a discussion of the roles played by the Compensation Committee of our Board, our independent compensation consultants and our Chief Executive Officer

•	Severance and Other Benefits—an overview of additional programs in which our executives participate

•	Compensation Policies and Practices Relating to Risk Management—the factors that mitigate any components of our compensation programs that would encourage excessive risk taking

Our 2010 compensation tables follow this CD&A.

Why We Pay What We Do

Our executive compensation determinations are designed to meet key objectives, including:

•	Attracting and retaining highly qualified individuals who can drive success in today’s competitive marketplace;

•

Ensuring that the interests of Akamai’s leaders are closely aligned with those of our investors by balancing rewards for both short-term results and the long term strategic decisions needed to ensure sustained business performance over time;

•	Motivating our leaders to deliver a high degree of business performance without encouraging excessive risk taking; and

•	Encouraging and rewarding individual excellence.

Setting Competitive Target Compensation to Attract and Retain Skilled Executives. We believe maintaining compensation that is competitive with similar companies in relevant markets is a key factor for both retention of key executives and attracting high-quality candidates for future openings. In setting 2010 compensation, we reviewed information provided by our independent compensation consultants, Buck Consultants, for a peer group consisting of the following companies: Autodesk, BMC Software, Citrix Systems, Compuware, Digital River, Equinix, F5 Networks, GSI Commerce, McAfee, Novell, Nuance Communications, Parametric Technology, Progress Software, Quest Software, Rackspace Hosting, Red Hat, Salesforce.com, Sybase, Tibco Software, ValueClick, VeriSign and VMware. In doing our assessment, we focused on base salary, target bonus cash compensation and equity compensation. The same peer group was used to benchmark all elements of compensation. Following a comparison of prior year compensation against data collected for the peer group, we sought to establish aggregate 2010 compensation for our Named Executive Officers at between the 50th and 75th percentile levels for the peer group.

We consider total direct compensation to consist of base salary, target cash bonus for individual performance and the present value of long-term incentives. The table below reflects the relative competitive placement against the peer group for cash compensation, long-term incentive compensation and total direct compensation set for our Named Executive Officers as calculated and reported to us by Buck Consultants.

Named Executive Officer	Competitive Placement of Total Direct Executive Compensation on a Percentage Quartile Basis (median is 50)
	2009 Actual	2010 Estimated *
Mr. Sagan	50th	25th – 50th
Ms. Haratunian	50th	50th
Mr. Hughes	75th	50th – 75th
Mr. Sherman	75th	50th – 75th
Mr. Kenny**	N/A	N/A

*	Reflects the Akamai executive’s target compensation for 2010 as compared to estimated 2010 compensation for comparable executives at companies in the peer group.
**	Mr. Kenny joined Akamai as our President in September 2010; accordingly, there is no meaningful data available about the competitive placement of his direct compensation in 2010.

In 2010, Mr. Sagan’s base salary was considerably below median for his peers; however, his target cash bonus was considerably greater than the median, resulting in a target total cash compensation for 2010 at median. The estimated value of Mr. Sagan’s 2010 long-term equity incentive awards was considerably lower than for CEO’s in the relevant peer group, causing his targeted total direct compensation to be lower than the estimated total direct 2010 compensation for his peers.

Aligning Compensation with Long- and Short-Term Corporate Goals. A second significant factor underlying the approach to our executive compensation program is our goal of aligning our strategic corporate interests directly with our executives’ compensation incentives. We believe that this linkage is important for the success of the company and benefits our stockholders. Prior to each fiscal year, our executive management team establishes financial and strategic goals for the company. These goals are then reflected in our executives’ compensation arrangements, particularly cash bonuses and long-term incentive compensation. There are two types of goals: corporate performance goals, which are tied to defined revenue and earnings per share metrics at the corporate level, and personal or departmental performance goals. See “Our Program Design—Elements of Compensation” below for a discussion of the specific corporate financial targets.

With respect to individual objectives designed to further corporate objectives, the following is an overview of the types of personal or departmental goals applicable to our individual Named Executive Officers for 2010:

•

Mr. Sagan’s goals included hiring a new president and developing an on-boarding plan for him/her; steering the company through a period of continued macroeconomic and market uncertainty, with an emphasis on meeting Akamai’s 2010 financial goals while not compromising long-term viability and shareholder value; ensuring that Akamai has the appropriate processes and structures to enable the company to grow successfully beyond the $1 billion revenue mark; and maintaining our high-integrity company culture.

•

Ms. Haratunian’s goals included objectives related to patent filings, litigation matters, providing legal support in connection with securing liquidity solutions for our auction rate securities holdings and enhancing our regulatory strategy.

•

Mr. Hughes’s goals included implementing a framework to enable increased sales of our services outside the United States, generating increased sales and market understanding of our HD video offerings and improving our business analysis processes in support of growing successfully beyond the $1 billion revenue mark.

•

Mr. Sherman’s goals included establishing new processes to minimize revenue deferrals, enhancing coordination between the corporate development and operational teams, and improving our forecasting models.

Mr. Kenny joined Akamai as our President on September 7, 2010. He did not have specific objectives related to his bonus payout. His bonus was tied to Akamai’s achievement of its revenue and normalized earnings per share targets discussed below.

In establishing annual performance targets, including those described above, we put in place objectives that we believe represent challenging but realistically achievable goals designed to advance Akamai’s short- and long-term strategic interests. The goals are revised or supplemented every year and are intended to be difficult enough that there is not an automatic expectation of achievement. We believe that accomplishing the targets requires significant individual effort that draws upon the particular leadership attributes necessary to excel in the applicable roles. The Compensation Committee and our Chief Executive Officer carefully evaluate achievement against targets.

Motivating our leaders to deliver a high degree of business performance without encouraging excessive risk taking. More than fifty percent of our executives’ target compensation is tied to performance metrics—either corporate financial results or individual goals. The Compensation Committee, working in close conjunction with the full Board review of management’s annual budget and planning processes, carefully sets the financial targets to ensure that they reflect realistically achievable goals based on the information available to management and the Board at that time. We also cap the amounts payable under our cash incentive plan. The intention is to tie these goals and plans to our long-term financial model and discourage excessive risk taking that would create outsized benefits or expose our business to unnecessary risks. In addition, in 2011, we implemented stock ownership guidelines for our senior executives and directors. These guidelines are designed to enhance the alignment between the long-term interests of our investors and those of our decision-making executives. See also “Compensation Policies and Practices Relating to Risk Management” below for further discussion about how we believe our compensation structure mitigates incentives to engage in risky behavior.

Encouraging and Rewarding Individual Excellence. In addition to considering external compensation data and corporate financial targets, we base our executive compensation decisions on a detailed review of additional factors including:

•	the individual’s past, present and expected contributions to Akamai’s success

•	any significant changes in the individual’s role or responsibilities

•	the relative compensation of different executives

•	the long-term value of the executive

The Compensation Committee and our Chief Executive Officer make judgments about how valuable an executive is considered to be to our corporate success. Typically, these judgments involve qualitative, rather than quantitative, evaluations. In considering these qualitative factors, the Compensation Committee engages in a review and analysis of each Named Executive Officer’s past performance and expectations about future performance. This analysis includes discussion with Mr. Sagan of performance reviews, self-assessments and contact with the Named Executive Officers throughout the year. These assessments are primarily reflected in base salaries; an approach that motivates our leaders to deliver a high degree of business performance, recognizes past performance and sets expectations about future contributions.

In sum, we believe that it is important to reward excellence, leadership and outstanding long-term company performance through compensation arrangements designed to retain and motivate executives while aligning their incentives with continued high levels of performance.

Our Program Design—Elements of Compensation

The compensation of our executive officers consists of three principal components: base salary, cash incentive bonuses and long-term equity-related incentives. We do not adopt express formulae for weighting different elements of compensation or for allocating between long-term and short-term compensation but strive to develop comprehensive packages that are competitive with those offered by other companies with which we compete to attract and retain talented executives and that are designed to enable us to achieve the variety of policies embodied in our approach to paying our executives.

In the chart below, we provide an overview of each material element of compensation, including a short note on how each such element is tied to our compensation goals. Further analysis and discussion of each element and its importance follows the chart.

Element of Compensation	Description	Linkage to Compensation Objective

Base Salary	Salary is a market-competitive, fixed level of compensation	Attract and retain highly qualified leaders Motivate high business performance

Cash Incentive Bonuses	One-time cash payment tied to achievement of individual and corporate revenue and earnings per share goals	Attract and retain highly qualified leaders Motivate high business performance Align interests with short-term strategic goals

Stock Options	Vest over a four-year period; exercise price set at fair market value on date of grant	Align executive and long-term stockholder interests Motivate high performance without excess risk taking

RSUs with Annual Performance Targets	Vest in equal 33% installments over a three-year period only if we achieve corporate revenue and earnings per share goals; goals established annually	Align executive and stockholder interests Align interests with shorter-term strategic goals

RSUs with Three-Year Performance Targets	Vest in one installment at the end of three years if we achieve cumulative corporate revenue and earnings per share goals over a three-year period; cumulative goals established in year of grant	Align executive and long-term stockholder interests Align interests with long-term strategic goals

Base Salary. We determine base salaries for our executives annually based on the scope of their responsibilities, taking into account the practices of companies in our peer group as well as other technology companies, the executives’ prior background, training and experience, the ability to replace the individual and, in certain instances, the base salary of the individual at his or her prior employment. We also review the skills and performance level of the individual executive relative to targeted performance criteria for the prior year and actual corporate performance in prior periods. The base salary of an executive officer is also evaluated together with the other components of his or her compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Our goal is to pay each executive a base salary that is competitive with the base salaries of companies in our peer group or competitive with other companies with which we compete to attract and retain executives so that we can maintain a stable management team. Base salaries are reviewed at least annually by the Compensation Committee and are adjusted from time to time after taking into consideration individual responsibilities, performance and experience.

Cash Incentive Bonuses. Akamai’s executives are eligible to receive cash incentive bonuses. Cash incentive bonuses are designed to attract, retain and motivate executives with rewards that are based on the achievement of company-specific performance measures and objectives that are based on personal or departmental metrics that tie the executive’s contributions to the overall success and achievements of Akamai and its management team. As discussed below, corporate financial performance is the primary determinant of the amount of these cash incentive bonuses. Accordingly, the percentage bonus for which an executive is eligible is tied to the Compensation Committee’s assessment of the Named Executive Officer’s role in our achievement of those objectives. For example, Mr. Sagan, as our Chief Executive Officer, and Mr. Hughes, who leads our sales and marketing organizations, are eligible for the largest bonuses, as a percentage of their base salaries, because their roles are more integral to whether we meet our annual financial goals. Each Named Executive Officer’s bonus eligibility is also reflective of how companies in our peer group structure their compensation arrangements for different executive officers.

In 2010, each of Akamai’s Named Executive Officers participated in a cash incentive bonus program. Except for Mr. Kenny, each Named Executive Officer’s bonus under the plan was weighted as follows: 80% based on Akamai’s achievement of revenue and normalized earnings per share targets for fiscal year 2010 and 20% based on achievement of the individual or departmental performance goals discussed above. Mr. Kenny’s bonus was tied 100% to Akamai’s corporate financial targets. Under the program, Akamai’s target revenue for 2010 was $965 million, and our target normalized earnings per share for 2010 was $1.27. In determining normalized earnings per share, we calculate normalized net income as net income calculated in accordance with accounting principles generally accepted in the United States, excluding items related to: excluding amortization of intangible assets, equity-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, loss on early extinguishment of debt, and similar non-cash items. Normalized net income is then divided by the number of shares of common stock, determined on a diluted basis that takes into account securities convertible into shares of our common stock, for the applicable annual period to calculate normalized earnings per share. We consider normalized earnings per share to be an important indicator of our overall performance because it eliminates the effects of events that are either not part of our core operations or are non-cash.

Target metrics are subject to adjustment to reflect acquisitions and similar events. Each financial performance metric was weighted equally to establish an aggregate corporate performance target. The following schedule of payments applied:

Performance Against Target	Amount of Payment
92% of target	50% of corporate financial component of bonus
100% of target	100% of corporate financial component of bonus
108% or greater of target	200% of corporate financial component of bonus

The terms of the bonus plans provided that no payments in respect of the financial metrics components would be made if performance was below 92% of target; in addition, the maximum payout was capped 200% of the corporate financial component. The plans also provided for a pro rata adjustment to the payment amount if actual performance against targets was between the percentage levels set forth above.

Akamai’s revenue for 2010 was $1.024 billion, and we had normalized earnings per share, calculated in accordance with the provisions of the cash incentive bonus plan as described above, of $1.43. Such performance was at the 195% level of target metrics set forth in the cash incentive plans. After applying such amounts to the formula in each cash incentive plan as well as the assessment by Mr. Sagan and the Compensation Committee, as applicable, of each executive’s performance against his or her individual performance goals described in “Aligning Compensation with Long- and Short-Term Corporate Goals” above, the 2010 cash incentive bonuses were paid as follows:

Name	2010 Base Salary Earnings ($)	Target Cash Bonus (as a percentage of Base Salary)	2010 Cash Bonus Amount ($)	Actual Bonus Earned (as a percentage of Base Salary)
Mr. Sagan	598,846	125%	1,375,430	230%
Ms. Haratunian	333,400	50%	270,622	81%
Mr. Hughes	425,726	125%	939,300	221%
Mr. Sherman	425,726	75%	561,958	132%
Mr. Kenny	167,115	125%	208,894	125%

As a result of our superior financial performance in 2010, cash bonuses earned in 2010 were considerably above the target amounts for our Named Executive Officers, other than Mr. Kenny whose bonus amount was fixed in his offer letter agreement.

Long-Term Equity Incentives. We believe that stock options and restricted stock units are excellent long-term incentives for executives that align executive and stockholder interests and assist in retention of those executives. Long-term incentive compensation represented greater than 50% of the value of total direct compensation in 2010 for all of our Named Executive Officers other than Ms. Haratunian.

In January 2010, our Compensation Committee approved the grant to Named Executive Officers (other than Mr. Kenny) of three types of equity-based long-term incentive awards under the Akamai Technologies, Inc. 2009 Stock Incentive Plan, which we refer to herein as the 2009 Stock Incentive Plan: (i) restricted stock units, or RSUs, that vest only to the extent we meet specified annual corporate-performance targets, which we refer to herein as Base RSUs; (ii) RSUs that vest only to the extent we achieve certain three-year cumulative corporate performance goals, which we refer to herein as Performance-Based RSUs; and (iii) options to purchase shares of our common stock.

The determination to issue both stock options and RSUs reflects our belief that the two types of equity awards, while both linking executive compensation to corporate performance, address different compensation goals. Like many technology companies, our common stock price is highly volatile, which creates uncertainty about the value of certain equity awards. RSUs represent a means of providing equity-related value even if the stock price fluctuates. A stock option, however, is an instrument more directly tied to stock market risk. Accordingly, the stock options we issue are more closely aligned with stock appreciation and have no value if the market price of our common stock during the period in which the option may be exercised is lower than the market price of our common stock on the date of grant.

The Compensation Committee approved the issuance of stock options to our executives on January 19, 2010; however, the options were not issued until the second business day following our fiscal year 2010 earnings release. It is our practice to delay the issuance and pricing of annual executive stock option grants until news of the prior year’s financial results has been broadly disseminated. The stock options granted to Named Executive

Officers in 2010 have an exercise price of $25.32 per share. The stock options vest in accordance with the following schedule: 25% vest on the first anniversary of the date of grant and the remaining 75% vest in equal quarterly installments of 6.25% thereafter. We believe the vesting of stock options over time encourages executive retention.

Each Akamai RSU represents the right to receive one share of Akamai common stock upon vesting. Base RSUs granted in 2010 vest in three equal annual installments in 2011, 2012 and 2013 in the event that the company achieved certain revenue and normalized earnings per share targets during the prior year or years and based on continued employment at the time of vesting. See “Cash Incentive Bonuses” above for a description of our calculation of normalized earnings per share. One-third of the Base RSUs granted in 2010 vested in February 2011 because we met the 2010 revenue target of $900 million and normalized earnings per share of $1.17.

Performance-Based RSUs granted in 2010 will only vest to the extent that Akamai meets or exceeds specified cumulative revenue and earnings per share targets for fiscal years 2010, 2011 and 2012. The financial targets for vesting of the Performance-Based RSUs were set by the Compensation Committee as a result of discussions with management about Akamai’s projected financial performance in future years in light of market factors known to them at the time of setting such goals. Based on our financial performance through December 31, 2010 and our projections with respect to our financial performance for 2011 and 2012, we currently believe that 100% of the Performance-Based RSUs issued in 2010 will vest in 2013. For a discussion of factors that may affect our ability to meet these goals, see “Risk Factors” set forth in Item 1A of our annual report of Form 10-K for the year ended December 31, 2010, which is being mailed to you with this Proxy Statement.

Establishing the Compensation for Mr. Kenny

Mr. Kenny became Akamai’s President on September 7, 2010. Mr. Kenny’s compensation was established by the Compensation Committee in consultation with Mr. Kenny and Buck Consultants. The Compensation Committee took into account a number of factors in establishing the amount and mix of compensation granted to Mr. Kenny but did not assign specific weights to any of them. Such factors included Mr. Kenny’s experience and potential contributions to Akamai, peer group data on senior executive compensation, other data provided by Buck Consultants on amounts payable to individuals at the president (but not CEO) level at other public companies, insight into broader market trends observed by Buck Consultants and members of our Human Resources personnel; compensation paid to other executives including Mr. Sagan. The Compensation Committee also determined that it was appropriate to align Mr. Kenny’s severance and change in control benefits with those in place for Mr. Sagan.

Looking ahead to 2011. In an effort to simplify our long-term equity incentive program and to more closely align the interests of our executives and our stockholders, the Compensation Committee approved a revised structure to our RSU award program for executives for 2011. The primary change involves tying a much higher percentage of overall compensation to three-year Performance-Based RSUs, while offsetting some of the potential downside risk associated with those awards by introducing RSUs without performance conditions.

More specifically, Base RSUs granted to executives in January 2011 are designed to vest in 33% annual installments on the first, second and third anniversaries of the date of grant; there are no corporate performance-based vesting requirements. Each executive was also granted three-year Performance-Based RSUs that are the same in all material respects as those ones granted in 2010 and tie vesting to our cumulative revenue and earnings per share targets for fiscal years 2011, 2012 and 2013. Importantly, however, these Performance-Based RSUs represent a significantly larger percentage of targeted long-term equity incentive compensation than in 2010 or prior years. Although we have eliminated the performance-based vesting requirements for Base RSUs, those same metrics will continue to be the centerpiece of our annual cash incentive bonus program. This simplification and elimination of redundancy is expected to make our overall 2011 executive compensation program more streamlined and explainable to executives and investors.

The Process

The process used by the Compensation Committee, working independently but with input from our Chief Executive Officer, to establish executive compensation is designed to ensure that the general objectives and policies articulated above are reflected in compensation elements and amounts. The Compensation Committee has not adopted different compensation policies for different individual officers. However, different executives will have different individual performance objectives against which they are measured.

We establish the annual compensation packages for our executive officers at the beginning of each year. In the fourth quarter of each year, we conduct an analysis of competitive trends and consult with, and receive input from, the members of the Compensation Committee, our Chief Executive Officer and our independent external compensation advisor. In establishing executive compensation for 2010, the Compensation Committee retained the services of Buck Consultants to serve as our independent compensation advisors.

To set 2010 compensation, the Compensation Committee first reviewed 2009 data on total direct compensation to establish a baseline for the coming year and discussed with both Buck Consultants and our management team compensation trends across both Akamai’s peer group identified below and technology companies generally. In considering the equity-based compensation component of total compensation, the Compensation Committee also reviewed our prior-year equity grants to Named Executive Officers as compared to grants made to executives by peer group companies in 2009 in terms of dilution and compensation expense in order to estimate the relative impact of proposed equity incentive award grants for 2010. Based on the results of this analysis, we then compiled the information to establish annual base compensation and performance-related incentives and made adjustments to long-range compensation incentives as appropriate to reflect achievement against prior awards and the then-current value of our common stock. We may conduct additional analyses of compensation trends and assessments of our competitive position at other times during the year to address changes in the market for executive services or special circumstances affecting Akamai.

The Compensation Committee and our Chief Executive

The Compensation Committee sets the compensation for each of our Named Executive Officers. It also plays a role in assessing performance against prior-year corporate performance targets. For compensation plans or arrangements that are linked to corporate performance metrics, the Compensation Committee reviews Akamai’s financial performance to determine whether the applicable corporate performance goals have been met. The Compensation Committee has not exercised, and we do not currently expect that it will exercise in the future, discretion to waive the achievement of stated corporate performance targets as a condition to payment of cash incentive bonuses. For assessments of performance against individual targets, the Committee works with the full Board of Directors and Mr. Sagan, our Chief Executive Officer, as described below.

Mr. Sagan meets with each Named Executive Officer who reports to him to review prior year performance and to establish written individual performance goals for the coming year. Mr. Sagan then makes a recommendation to the Compensation Committee as to proposed salary, bonus and equity incentive compensation for the coming year for these Named Executive Officers, including personal and departmental goals for the coming year. With respect to an assessment of achievement of personal or departmental objectives for Named Executive Officers during the prior year, Mr. Sagan makes such determination and may exercise discretion or judgment in the course of doing so. Mr. Sagan then communicates the individual performance determination to the Compensation Committee.

The Compensation Committee works with Mr. Sagan, as well as the Lead Director and the Chairman of the Board, to establish the components of the Chief Executive Officer’s compensation, including specific individual performance goals. The Board of Directors (with Mr. Sagan and Mr. Kenny not participating), in consultation with our Chairman of the Board, Lead Director and the Compensation Committee, makes the determination of whether and to what extent Mr. Sagan has achieved his individual performance goals. Such assessment may involve the exercise of judgment or discretion by the Board of Directors.

All equity incentive awards to our Named Executive Officers are granted by the Compensation Committee. In general, annual executive compensation determinations are made at the scheduled committee meeting in January or February of each year. Equity incentive awards to newly-hired executive officers are generally granted at the first regularly-scheduled Compensation Committee meeting following the individual’s date of hire. For retention purposes or to reflect changes in responsibilities or similar events or circumstances, the Compensation Committee may grant equity awards to our executive officers at other times during the year, but no such awards were made to our Named Executive Officers in 2010. The exercise price for all stock option grants is set at a price equal to the closing price per share of our common stock as reported by NASDAQ on the date of grant, except that stock option awards issued as part of establishing annual compensation in January or February are deemed effective as of the second business day following the public announcement of our prior fiscal year earnings results and are priced on that date. We do not grant options at prices below the fair market value of our common stock on the date of grant.

Compensation Consultants

In setting 2010 executive compensation, the Compensation Committee retained Buck Consultants as an independent consultant to help management design the appropriate mix of compensation and to help the Compensation Committee evaluate proposed compensation. Buck Consultants was first retained by us in 2009. The Compensation Committee charged Buck Consultants with developing a peer group of companies, assisting us in surveying the practices of peer companies in the United States, as well as other companies with which we compete to attract and retain executive talent, comparing our compensation programs with such companies, reviewing the value of equity compensation previously granted to executives, developing a long-term executive compensation strategy and related services. Buck Consultants did not provide us with any services in 2009 or 2010 beyond providing advice or recommendations on the amount or form of executive and director compensation for annual fees in excess of $120,000.

Severance and Other Benefits

Severance Plan. We believe that having in place reasonable and competitive employee severance plans is essential to attracting and retaining highly-qualified executives. Akamai’s severance arrangements are designed to provide reasonable compensation to departing executives under certain circumstances to facilitate an executive’s transition to new employment. Akamai seeks to mitigate any potential employer liability by requiring the executive to sign a separation and release agreement acceptable to Akamai as a condition to receiving severance benefits. While we do not believe that the provisions of a severance plan would be a determinative factor in an executive’s decision to join, or remain with, Akamai, the absence of such a plan would present a distinct competitive disadvantage in the market for talented executives. Furthermore, we believe that it is important to set forth the benefits payable in triggering circumstances in advance in an attempt to avoid future disputes or litigation.

Each of our Named Executive Officers, other than Mr. Sagan and Mr. Kenny, is a participant in the Executive Severance Pay Plan, which we refer to herein as the Severance Plan. Under the Severance Plan, participants who are terminated for any reason other than “cause” (as defined in the Severance Plan) and have signed a separation and release agreement acceptable to Akamai are entitled to:

•	a lump sum payment equal to one year of the participant’s then-current base salary;

•

a lump sum payment equal to the annual incentive bonus at target that would have been payable to the executive under Akamai’s then-current cash incentive plan, if any, in the year of the executive’s termination had both Akamai and the executive achieved the target bonus objectives set forth in such executive’s bonus plan during such year; and

•	reimbursement of up to 12 times the monthly premium for continued health and dental insurance coverage.

Mr. Sagan does not participate in the Severance Plan. If Mr. Sagan’s employment is involuntarily terminated for any reason other than “cause,” he shall be entitled, pursuant to the terms of his employment agreement with us, to a cash payment equal to the sum of:

•	a lump sum payment equal to one year of his then-current base salary;

•	a lump sum payment equal to award of his then-applicable annual incentive bonus at target;

•	a lump sum payment equal to 12 times the monthly premium for continued health and dental insurance coverage paid by Akamai on his behalf in the month preceding termination of his employment; and

•	under certain circumstances, a matching contribution to his 401(k) account.

If Mr. Sagan dies or becomes disabled, he will receive full vesting of all of his then-outstanding RSUs and stock options as well as a lump sum cash payment equal to: (i) one year of his then-current base salary; (ii) an award equal to his then-applicable annual incentive bonus at target; and (iii) an amount equal to 12 times the monthly premium for continued health and dental insurance coverage paid by Akamai on his behalf in the month preceding death or disability.

Mr. Kenny also does not participate in the Severance Plan. If Kenny’s employment is voluntarily terminated for any reason other than “cause,” he shall be entitled, pursuant to the terms of his employment agreement with us, to:

•	a lump sum payment equal to one year of his then-current base salary;

•	a lump sum payment equal to award of his then-applicable annual incentive bonus at target; and

•	a lump sum payment equal to 12 times the monthly premium for continued health and dental insurance coverage paid by Akamai on his behalf in the month preceding termination of his employment.

We do not consider specific amounts payable under the severance arrangements described above when establishing annual compensation. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive. In determining payment and benefit levels under the various circumstances triggering the provision of benefits under employment and severance agreements, the Compensation Committee has drawn a distinction between, on the one hand, voluntary terminations and terminations for cause and, on the other, terminations without cause or as a result of a change in control. Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described above as well as the likelihood that the executive’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination for cause or voluntary resignation because such events reflect either inadequate performance or an affirmative decision by the executive to end his or her relationship with Akamai.

See “Post-Employment Compensation and Other Employment Agreements” below for a discussion of amounts payable to Named Executive Officers and Mr. Sagan and Kenny in certain circumstances following a change of control of Akamai and “Potential Payments Upon Termination or Change in Control” below for a detailed description of amounts payable in the event of a termination following a hypothetical change in control of Akamai on December 31, 2010.

Other Benefits. We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Participants in the 401(k) plan are permitted to contribute to the plan through payroll deductions within statutory and plan limits. Participants may select from a variety of investment options. Investment options do not include our common stock. In 2010, we provided matching contributions of up to $2,000 per employee per year.

Compensation Policies and Practices Relating to Risk Management

From time to time and at least annually, we review the potential risks associated with the structure and design of various Akamai compensation plans and report those findings to the Compensation Committee. In conducting this assessment, we review our material plans and programs, with particular emphasis on incentive compensation plans, including sales compensation, against key risks that our company faces. Our review takes into account changes in compensation programs, such as those we implemented in early 2011, as well as new risks we discuss in our Annual Report on Form 10-K. We believe that the mix and design of the elements of executive compensation do not encourage management to assume excessive or inappropriate risks. In addition, our compensation plans and programs operate within a strong governance and review structure that serves and supports risk mitigation. In particular, we believe the following factors mitigate any components of our compensation programs that would encourage excessive risk taking:

•	a balance of different types of compensation reduces the significance of any one particular component;

•	significant weighting towards long-term incentive compensation discourages short-term risk taking;

•	realistic goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation;

•	rolling three-year performance targets in all of the RSUs we issue to our Named Executive Officers and the Performance-Based RSUs we issue to non-executive employees discourage short-term risk taking;

•	incentive awards are capped by the Compensation Committee;

•	stock ownership requirements that align the interests of management with those of our stockholders; and

•

our controls and procedures are designed to provide checks and balances to ensure that one or a small group of individuals cannot engage in activities that expose the company to excessive risks without having received approvals from other areas of the business or senior management.

In sum, we believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Akamai.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to herein as the Code, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s Chief Executive Officer and the three other officers (other than the Chief Financial Officer) whose compensation is required to be disclosed to our stockholders under the Exchange Act by reason of being our three other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to long-term incentive awards will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of Akamai and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Summary Compensation Table

The following table sets forth information with respect to compensation paid to our Named Executive Officers during the years ended December 31, 2010, 2009 and 2008:

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)(2)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)(7)
(a)	(b)	(c)	(e)	(f)	(g)		(i)		(j)
Paul Sagan CEO	2010	602,710	3,000,020	986,667	1,375,430	(5)	—		5,964,827
	2009	536,113	4,101,762	1,346,941	1,018,691	(4)	50,000	(6)	7,053,507
	2008	524,987	2,563,350	778,204	315,000	(3)	—		4,181,541

JD Sherman Chief Financial Officer	2010	430,166	1,500,010	493,339	561,958	(5)	—		2,985,473
	2009	428,453	2,050,890	785,714	396,294	(4)	—		3,661,351
	2008	417,118	891,600	277,930	124,500	(3)	—		1,711,148

Robert Hughes Executive Vice President, Global Sales, Service and Marketing	2010	429,681	1,500,010	493,339	939,300	(5)	—		3,362,330
	2009	428,453	2,050,890	785,714	571,863	(4)	—		3,836,920
	2008	416,981	891,600	694,825	207,500	(3)	—		2,210,906

Melanie Haratunian Senior Vice President and General Counsel	2010	338,284	424,988	139,775	270,622	(5)	—		1,173,669
	2009	336,566	683,626	149,658	210,207	(4)	—		1,380,057
	2008	326,160	557,250	173,706	65,000	(3)	—		1,122,116

David Kenny President (8)	2010	218,619	2,199,992	4,000,001	208,894	(5)	—		6,627,506

(1)	Amounts reflect the aggregate grant-date fair value in accordance with FASB ASC Topic 718 for equity awards granted to the Named Executive Officer during the applicable year. The assumptions we use in calculating these amounts are discussed in Note 16 of the Notes to our consolidated financial statements for the year ended December 31, 2010 included in our Annual Report on Form 10-K, which accompanies this Proxy Statement, except that the amounts reflected in the table above exclude the impact of estimated forfeitures of equity awards.
(2)	Includes both Base RSUs and Performance-Based RSUs.
(3)	Represents amounts earned in 2008 under our cash incentive bonus program for executives but paid in 2009.
(4)	Represents amounts earned in 2009 under our cash incentive bonus program for executives but paid in 2010.
(5)	Represents amounts earned in 2010 under our cash incentive bonus program for executives but paid in 2011.
(6)	Represents a special bonus awarded by the Compensation Committee for extraordinary performance in 2009. Such amount was paid in 2010.
(7)	Includes perquisites having a value of less than $10,000.
(8)	The following amounts were paid to Mr. Kenny in his capacity as a non-employee director of Akamai between January 1, 2008 and September 6, 2010: in column (c) $50,000 in cash and in column (e) the amount of the grant date fair value DSUs issued in May 2010, computed in accordance with Financial Accounting Standards Board, or FASB, ASC Topic 718, of $199,990.

Grants of Plan-Based Awards

The following table sets forth information with respect to grants of plan-based awards to our Named Executive Officers during the year ended December 31, 2010:

Name/ Award (a)	Grant Date (b)	Date of Approval of Grant if Different from Grant Date (5)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Options Awards (5) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Mr. Sagan
Performance-Based RSUs (1)	1/20/10		—	—	—	0	0	37,106	—	—	1,000,007
Base RSUs (2)	1/20/10		—	—	—	0	74,212	0	—	—	2,000,013
Stock options (3)	2/05/10	1/20/10	—	—	—	—	—	—	93,023	25.32	986,667
Cash Incentive Plan (4)	1/20/10		0	782,813	1,409,063	—	—	—	—	—	—

Mr. Sherman
Performance-Based RSUs (1)	1/20/10		—	—	—	0	0	18,553	—	—	500,003
Base RSUs (2)	1/20/10		—	—	—	0	37,106	0	—	—	1,000,007
Stock options (3)	2/05/10	1/20/10	—	—	—	—	—	—	46,512	25.32	493,339
Cash Incentive Plan (4)	1/20/10		0	319,420	574,957	—	—	—	—	—	—

Mr. Hughes
Performance-Based RSUs (1)	1/20/10		—	—	—	0	0	18,553	—	—	500,003
Base RSUs (2)	1/20/10		—	—	—	0	37,106	0	—	—	1,000,007
Stock options (3)	2/05/10	1/20/10	—	—	—	—	—	—	46,512	25.32	493,339
Cash Incentive Plan (4)	1/20/10		0	532,367	958,261	—	—	—	—	—	—

Ms. Haratunian
Performance-Based RSUs (1)	1/20/10		—	—	—	0	0	5,257	—	—	141,663
Base RSUs (2)	1/20/10		—	—	—	0	10,513	0	—	—	283,325
Stock options (3)	2/05/10	1/20/10	—	—	—	—	—	—	13,178	25.32	139,775
Cash Incentive Plan (4)	1/20/10		0	166,766	300,178	—	—	—	—	—	—

Mr. Kenny (6)
Stock options (7)	9/7/10	7/22/10	—	—	—	—	—	—	198,012	50.50	4,000,001
RSUs (8)	9/7/10	7/22/10	—	—	—	N/A	39,604	N/A	—	—	2,000,002
Cash Incentive Plan	9/7/10	7/22/10	0	208,894	208,894	—	—	—	—	—	—

(1)	Consists of Performance-Based RSUs eligible for vesting in 2013.
(2)	Consists of Base RSUs eligible for vesting in each of 2011, 2012 and 2013. Shares issuable are included in the Target column above because only one amount of shares is issuable upon vesting; not a minimum-maximum range of shares.
(3)	Consists of stock options that vest over a four-year period based on continued employment. Grants were approved by the Compensation Committee on January 20, 2010, but the options were not issued until February 5, 2010, the second business day following the release of our 2009 earnings results.
(4)	Consists of performance-based cash incentive plan bonus awards. Actual amounts awarded are set forth in the Summary Compensation Table above.
(5)	Amounts reflect the aggregate grant date fair value in accordance with FASB ASC Topic 718 granted to the Named Executive Officer during 2010. The assumptions we use in calculating these amounts are discussed in Note 16 of the Notes to our consolidated financial statements for the year ended December 31, 2010 included in our Annual Report on Form 10-K, which accompanies this Proxy Statement, except that the amounts reflected in the table above exclude the impact of estimated forfeitures of equity awards.
(6)	Excludes DSUs granted to Mr. Kenny in his then-capacity as a non-employee director in May 2010.
(7)	Consists of stock options that vest over a four-year period based on continued employment. Grants were approved by the Compensation Committee on July 22, 2010, but the options were not issued until September 7, 2010, the date Mr. Kenny started as our President.
(8)	RSUs vest over a four-year period based on continued employment. Grants were approved by the Compensation Committee on July 22, 2010, but the RSUs were not issued until September 7, 2010, the date Mr. Kenny started as our President.

Outstanding Equity Awards at December 31, 2010

The following table sets forth information with respect to outstanding equity incentive awards held by our Named Executive Officers as of December 31, 2010:

	Option Awards				Stock Awards
Name/Award (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4) (j)
Mr. Sagan
Stock options	195,000	0	0.90	9/18/2012	—	—
Stock options	250,000	0	12.20	1/3/2015	—	—
Stock options	250,000	0	14.46	7/21/2015	—	—
Stock options	200,000	0	25.77	2/15/2016	—	—
Stock options	26,250	1,750	56.16	2/9/2014	—	—
Stock options	38,500	17,500	32.33	2/8/2018	—	—
Stock options	74,829	96,209	17.41	2/6/2016	—	—
Stock options	0	93,023	25.32	2/5/2017	—	—
2008 Base RSUs (2)	—	—	—	—	19,171	0	(5)
2008 Performance-Based RSUs (3)	—	—	—	—	28,750	0	(6)
2009 Base RSUs (2)	—	—	—	—	107,269	5,047,006
2009 Performance-Based RSUs (3)	—	—	—	—	80,450	3,785,173
2010 Base RSUs (2)	—	—	—	—	74,212	3,491,675
2010 Performance-Based RSUs (3)	—	—	—	—	37,106	1,745,837

Mr. Sherman
Stock options	75,000	0	19.21	11/22/2015	—	—
Stock options	50,000	0	25.77	2/15/2016	—	—
Stock options	12,656	844	56.16	2/9/2014	—	—
Stock options	13,750	6,250	32.33	2/8/2018	—	—
Stock options	43,650	56,122	17.41	2/6/2016	—	—
Stock options	0	46,512	25.32	2/5/2017	—	—
2008 Base RSUs (2)	—	—	—	—	6,668	0	(5)
2008 Performance-Based RSUs (3)	—	—	—	—	10,000	0	(6)
2009 Base RSUs (2)	—	—	—	—	53,635	2,523,527
2009 Performance-Based RSUs (3)	—	—	—	—	40,225	1,892,586
2010 Base RSUs (2)	—	—	—	—	37,106	1,745,837
2010 Performance-Based RSUs (3)	—	—	—	—	18,553	872,919

Mr. Hughes
Stock options	14,344	0	12.26	1/24/2015	—	—
Stock options	37,500	0	14.46	7/21/2015	—	—
Stock options	100,000	0	25.77	2/15/2016	—	—
Stock options	12,656	844	56.16	2/9/2014	—	—
Stock options	23,749	26,251	32.33	2/8/2018	—	—
Stock options	43,650	56,122	17.41	2/6/2016	—	—
Stock options	0	46,512	25.32	2/5/2017	—	—
2008 Base RSUs (2)	—	—	—	—	6,668	0	(5)
2008 Performance-Based RSUs (3)	—	—	—	—	10,000	0	(6)
2009 Base RSUs (2)	—	—	—	—	53,635	2,523,527
2009 Performance-Based RSUs (3)	—	—	—	—	40,225	1,892,586
2010 Base RSUs (2)	—	—	—	—	37,106	1,745,837
2010 Performance-Based RSUs (3)	—	—	—	—	18,553	872,919

	Option Awards				Stock Awards
Name/Award (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4) (j)
Ms. Haratunian
Stock options	46,310	0	5.12	9/21/2013	—	—
Stock options	50,000	0	12.26	1/24/2015	—	—
Stock options	25,000	0	14.46	7/21/2015	—	—
Stock options	35,000	0	25.77	2/15/2016	—	—
Stock options	8,437	563	56.16	2/9/2014	—	—
Stock options	8,593	3,907	32.33	2/8/2018	—	—
Stock options	8,314	10,690	17.41	2/6/2016	—	—
Stock options	0	13,178	25.32	2/5/2017	—	—
2008 Base RSUs (2)	—	—	—	—	4,168	0	(5)
2008 Performance-Based RSUs (3)	—	—	—	—	6,250	0	(6)
2009 Base RSUs (2)	—	—	—	—	17,879	841,207
2009 Performance-Based RSUs (3)	—	—	—	—	13,408	630,846
2010 Base RSUs (2)	—	—	—	—	10,513	494,637
2010 Performance-Based RSUs (3)	—	—	—	—	5,256	247,295

Mr. Kenny
Stock options	20,312	4,688	49.14	7/17/2014	—	—
Stock options	0	198,012	50.50	9/7/2017	—	—
RSUs (1)	—	—	—	—	39,604	1,863,368
DSUs (7)	—	—	—	—	7,325	344,641

(1)	Consists of equity awards that vest over four years with 25% vesting on the first anniversary of the date of grant and the remainder vesting in equal quarterly installments of 6.25% thereafter.
(2)	Consists of Base RSUs that vest in three equal annual installments subject to achievement of annual financial targets commencing in the year in which the RSUs were granted.
(3)	Consists of three-year Performance-Based RSUs and reflects maximum number of shares issuable in respect thereof. Performance-Based RSUs granted in 2008 are eligible for vesting in 2011 following determination of our financial results from fiscal years 2008, 2009 and 2010. Performance-Based RSUs granted in 2009 are eligible for vesting in 2012 following determination of our financial results from fiscal years 2009, 2010 and 2011. Performance-Based RSUs granted in 2010 are eligible for vesting in 2013 following determination of our financial results from fiscal years 2010, 2011 and 2012.
(4)	Based on the $47.05 closing sale price of our common stock on December 31, 2010 as reported by the NASDAQ Global Select Market.
(5)	None of the remaining base RSUs granted in 2008 vested; accordingly, we have recorded the unrealized value of such RSUs at December 31, 2010 as zero.
(6)	None of the three-year performance-based RSUs granted in 2008 vested; accordingly, we have recorded the unrealized value of such RSUs at December 31, 2010 as zero.
(7)	Consists of deferred stock units that vest over two years with 50% vesting on the first anniversary of the date of grant and the remainder vesting in equal quarterly installments of 12.5% thereafter.

Option Exercises and Stock Vested

The following table sets forth the number of shares acquired upon exercise of stock options by our Named Executive Officers in 2010 and the value realized upon exercise and the value realized upon vesting of RSU and DSU awards in 2010.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (1) (c)	Number of Shares Acquired on Vesting (2) (#) (d)	Value Realized on Vesting ($) (e)
Mr. Sagan	—	—	76,997	1,964,193
Mr. Sherman	—	—	35,482	905,146
Mr. Hughes	18,156	443,936	35,482	905,146
Ms. Haratunian	—	—	14,454	368,722
Mr. Kenny (3)	—	—	6,957	295,362

(1)	Represents the net amount realized from all option exercises during 2010.
(2)	Except for Mr. Kenny, consists of RSUs vesting during 2010.
(3)	Consists of deferred stock units that vested and were distributed during 2010.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table reflects the number of shares of our common stock that, as of December 31, 2010, were outstanding and available for issuance under compensation plans that have previously been approved by our stockholders as well as compensation plans that have not previously been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (3) (5) (c)
Equity Compensation Plans Approved by Security Holders (1) (2)	11,957,384	24.82	5,148,778
Equity Compensation Plans not Approved by Security Holders (4)	525,724	7.63	0
Total	12,483,108	23.81	5,148,778

(1)	Consists of stock options and other equity rights, such as DSUs and RSUs, issuable under the Akamai Technologies, Inc. Second Amended and Restated 1998 Stock Incentive Plan, which we refer to herein as the 1998 Plan, the Akamai Technologies, Inc. Amended and Restated 1999 Employee Stock Purchase Plan, as amended, which we refer to herein as the 1999 Employee Stock Purchase Plan, the 2006 Stock Incentive Plan, and the Akamai Technologies, Inc. 2009 Stock Incentive Plan, which we refer to herein as the 2009 Stock Incentive Plan. The 1998 Plan expired in 2008; therefore, no additional shares are available for issuance under the 1998 Plan.
(2)	Excludes RSUs issuable for, and stock options to purchase up to, 116,744 shares of our common stock. Such stock options, having a weighted average exercise price of $2.42 per share, and RSUs were issued pursuant to stock option plans assumed in connection with our acquisitions of InterVU, Inc., Network24 Communications, Inc., Speedera Networks, Inc., Nine Systems Corporation, Netli, Inc., Red Swoosh Inc. and the parent company of aCerno, Inc. No future equity awards may be issued under these plans.
(3)	Includes 1,500,000 shares available for future issuance under our 1999 Employee Stock Purchase Plan. At our 2002 Annual Meeting of Stockholders, our stockholders approved an evergreen provision for the 1999 Employee Stock Purchase Plan pursuant to which the number of shares available for issuance automatically increases to up to 1,500,000 shares each June 1 and December 1, subject to an aggregate cap of 20,000,000 shares.
(4)	Consists of stock options issuable under the Akamai Technologies, Inc. 2001 Stock Incentive Plan, which we refer to herein as the 2001 Stock Incentive Plan.
(5)	Effective upon stockholder approval of the 2009 Stock Incentive Plan, by resolution of our Board of Directors, no additional equity awards may be issued under the 2001 Stock Incentive Plan or the 2006 Stock Incentive Plan.

As of March 1, 2011, there were 9,031,179 shares of our common stock subject to issuance upon exercise of outstanding options or other awards under our existing stock incentive plans referred to in the table above, other than the 1999 Employee Stock Purchase Plan. Outstanding options had a weighted average exercise price of $24.78 per share and a weighted average remaining life of 4.69 years. There were a total of 6,336,989 outstanding RSUs and DSUs that remain subject to forfeiture. As of March 1, 2011, there were 2,380,590 shares available for future issuance under our existing stock incentive plans, excluding the 1999 Employee Stock Purchase Plan, all of which may be granted as shares of restricted stock, restricted stock units or other stock unit awards valued by reference to shares. As of March 1, 2011, we had 187,396,514 shares of our common stock outstanding.

In 2009, our Board of Directors approved a stock repurchase plan, which was extended in 2010. The primary purpose of the plan is to offset a significant percentage of the dilution attributable to shares issued in respect of awards under our stock incentive plans. In 2010, we repurchased approximately 2.5 million shares of our common stock in the open market.

The following is a brief description of the material features of the equity compensation plan reflected in the chart above that was not approved by our stockholders:

Our 2001 Stock Incentive Plan allows for a total of 5,000,000 shares of our common stock, subject to adjustment in the event of a stock split or similar event, to be issued to our consultants, advisors and employees, including individuals who have accepted offers for employment with us; however, the 2001 Stock Incentive Plan excludes from participation all directors and all officers within the meaning of Section 16 of the Exchange Act and related rules. The 2001 Stock Incentive Plan provides for the granting of non-statutory stock options, restricted stock awards and other stock-based awards. A copy of the 2001 Stock Incentive Plan was filed with the Commission as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Post-Employment Compensation and Other Employment Agreements

We are party to a letter agreement with Mr. Sagan that provides that, in addition to his annual salary, Mr. Sagan is eligible to receive an incentive bonus in any year that Akamai enters into a bonus plan for its senior executive team. Either Akamai or Mr. Sagan may terminate the agreement upon 30 days advance written notice to the other party; provided however, that in the event Mr. Sagan is terminated for “cause” (as defined in the employment agreement), Akamai may elect to pay Mr. Sagan an amount equal to 30 days of his then-current salary in lieu of providing him 30 days notice of the termination of his employment. If Mr. Sagan is terminated without “cause” (as defined in his employment agreement) or terminates his employment for “good reason” (as defined in the employment agreement) following a “change in control” (as defined in the employment agreement) of Akamai, he shall be entitled to accelerated vesting of any options and any Base RSUs held by him and a lump sum cash payment equal to: two years of his then-current base salary and an award equal to two times his then-applicable annual incentive bonus at target. If, outside of the change in control context, Mr. Sagan’s employment is involuntarily terminated for any reason other than cause, he shall be entitled to a lump sum cash payment equal to: one year of his then-current base salary; an amount equal to 12 times the monthly premium for continued health and dental insurance coverage paid by Akamai on his behalf in the month preceding termination of his employment; an award of his then-applicable annual incentive bonus at target and, under certain circumstances, a matching contribution to his 401(k) account. If Mr. Sagan dies or becomes disabled, he shall receive full vesting of all of his then-outstanding RSUs and stock options as well as a lump sum cash payment equal to: one year of his then-current base salary; an award equal to his then-applicable annual incentive bonus at target, and an amount equal to 12 times the monthly premium for continued health and dental insurance coverage paid by us on his behalf in the month preceding his death or disability. If it is determined that any payment or distribution, or any acceleration of vesting of any benefit or award, by us to or for Mr. Sagan’s benefit in connection with a change of control of Akamai and payable within the meaning of Section 280G of the Code would be subject to the excise tax imposed by Section 4999 of the Code, then Akamai is required to make additional payments to Mr. Sagan in an amount equal to such excise taxes, but not to exceed $5.0 million.

We are party to a letter agreement with Mr. Kenny that provides that, in addition to his annual salary, Mr. Kenny is eligible to receive an incentive bonus in any year that Akamai enters into a bonus plan for its senior executive team. We are also party to a Change of Control and Severance Agreement with Mr. Kenny. Under the terms of such agreement, if he is terminated without “cause” (as defined in his employment agreement) or terminates his employment for “good reason” (as defined in the employment agreement) following a “change in control” (as defined in the employment agreement) of Akamai, he shall be entitled to accelerated vesting of any options and any Base RSUs held by him and a lump sum cash payment equal to: two years of his then-current base salary and an award equal to two times his then-applicable annual incentive bonus at target. If, outside of the change in control context, Mr. Kenny’s employment is involuntarily terminated for any reason other than cause, he shall be entitled to a lump sum cash payment equal to: one year of his then-current base salary; an amount equal to 12 times the monthly premium for continued health and dental insurance coverage paid by Akamai on his behalf in the month preceding termination of his employment; an award of his then-applicable annual incentive bonus at target and, under certain circumstances, a matching contribution to his 401(k) account. Consistent with our Compensation Committee’s current policy of not implementing 280G gross up payment provisions for agreements with new executives who join us, Mr. Kenny’s letter agreement does not include a 280G gross up.

Each of our Named Executive Officers, other than Messrs. Sagan and Kenny, has entered into stock option grant agreements, change of control agreements and RSU grant agreements that provide for acceleration of all or a portion of equity awards held by such executives upon a change of control of Akamai. In the event of a termination following a change of control of Akamai, such executives will receive full acceleration of stock options so that such stock options become 100% vested; a lump sum payment equal to one year of the executive’s then-current base salary; a lump sum payment equal to the annual incentive bonus at target that would have been payable to the executive under our cash incentive plan in effect immediately before the change of control event; and reimbursement for up to 12 months of health insurance coverage. In the event of a change in control that does not involve termination, there is an acceleration of one-year of unvested awards that vest on the basis of the passage of time. Under the terms of agreement governing the Base RSUs, upon the occurrence of a change in control, vesting of 1/3 of the number of Base RSUs originally granted shall accelerate upon a change of control. Under the terms of the agreement governing the Performance-Based RSUs, upon a change in control, vesting shall accelerate for between 0% and 100% of outstanding Performance-Based RSUs depending on the date on which the change in control occurs and an extrapolation of Akamai’s historical performance against relevant performance metrics as of such date. The change of control agreements entered into by each of Ms. Haratunian and Messrs. Hughes and Sherman also provide that if it is determined that any payment or distribution, or any acceleration of vesting of any benefit or award, by us to such executive or for such executive’s benefit in connection with a change of control of Akamai and payable within the meaning of Section 280G of the Code would be subject to the excise tax imposed by Section 4999 of the Code, then Akamai is required to make additional payments to such executive in an amount equal to such excise taxes. See “Potential Payments Upon Termination or Change in Control” below for a description of the benefits payable to our Named Executive Officers upon a change in control of Akamai.

See “Severance Plan” under “Compensation Discussion and Analysis” above for a discussion of severance arrangements applicable to our Named Executive Officers.

Potential Payments Upon Termination or Change in Control

The chart set forth below describes the estimated benefits provided under various circumstances that trigger payments or provision of benefits under Akamai’s severance plan and other arrangements. Payments would not be cumulative. The value of equity incentive awards for which vesting would accelerate is calculated as if the triggering event occurred on December 31, 2010. Our closing stock price on December 31, 2010 was $47.05.

Name	Triggering Event	Cash Severance Payment		Stock Option Acceleration	Restricted Stock Unit Acceleration	Other Benefits
Mr. Sagan	Voluntary Separation	$0		None	None	None
	Involuntary Separation Without Cause	$1,406,250		12 months forward vesting of all grants, a value of $2.4 million.	None	12 times monthly premium for continued health and dental coverage; a lump-sum matching contribution to 401(k) plan for contributions made during calendar year.
	Termination for Cause	$0		None	None	None
	Termination following a Change in Control	$2,812,500	*	Acceleration in full of all outstanding unvested options, a value of $5.1 million.	100% acceleration of Base RSUs and pro rata vesting of Performance-Based RSUs, a value of $9.4 million.	12 times monthly premium for continued health and dental coverage; a lump-sum matching contribution to 401(k) plan for contributions made during calendar year.
	Death or Disability	$1,406,250		Acceleration in full of all outstanding unvested options, a value of $5.1 million.	100% acceleration of Base RSUs, a value of $9.4 million.	12 times monthly premium for continued health and dental coverage.

Mr. Sherman	Voluntary Separation, Death or Disability	$0		None	None	None
	Involuntary Separation Without Cause	$751,669		None	None	12 times the monthly premium for continued health and dental coverage.
	Termination for Cause	$0		None	None	None
	Termination following a Change in Control	$751,669	*	Acceleration in full of all outstanding unvested grants, a value of $2.8 million.	One year forward vest of Base RSUs and pro rata vesting of Performance-Based RSUs, a value of $2.2 million.	12 times the monthly premium for continued health and dental coverage.

Mr. Hughes	Voluntary Separation, Death or Disability	$0		None	None	None
	Involuntary Separation Without Cause	$966,431		None	None	12 times the monthly premium for continued health and dental coverage.
	Termination for Cause	$0		None	None	None
	Termination following a Change in Control	$966,431	*	Acceleration in full of all outstanding unvested grants, a value of $3.1 million.	One year forward vest of Base RSUs and pro rata vesting of Performance-Based RSUs, a value of $2.2 million.	12 times the monthly premium for continued health and dental coverage.

Ms. Haratunian	Voluntary Separation, Death or Disability	$0		None	None	None
	Involuntary Separation Without Cause	$504,563		None	None	12 times the monthly premium for continued health and dental coverage.
	Termination for Cause	$0		None	None	None
	Termination following a Change in Control	$504,563	*	Acceleration in full of all outstanding unvested grants, a value of $0.7 million.	One year forward vest of Base RSUs and pro rata vesting of Performance-Based RSUs, a value of $0.8 million.	12 times the monthly premium for continued health and dental coverage.

Name	Triggering Event	Cash Severance Payment		Stock Option Acceleration	Restricted Stock Unit Acceleration	Other Benefits
Mr. Kenny	Voluntary Separation	$0		None	None	None
	Involuntary Separation Without Cause	$1,237,500		12 months forward vesting of all grants, a value of $0.	None	12 times monthly premium for continued health and dental coverage; a lump-sum matching contribution to 401(k) plan for contributions made during calendar year.
	Termination for Cause	$0		None	None	None
	Termination following a Change in Control	$2,475,000	*	Acceleration in full of all outstanding unvested options, a value of $0.	100% acceleration of all DSUs and RSUs, a value of $2.2 million.	12 times monthly premium for continued health and dental coverage; a lump-sum matching contribution to 401(k) plan for contributions made during calendar year.
	Death or Disability	$1,237,500		Acceleration in full of all outstanding unvested options, a value of $0.	100% acceleration of all DSUs and RSUs, a value of $2.2 million.	12 times monthly premium for continued health and dental coverage.

*	Assumes that the amount payable in the form of an excise tax gross-up payment triggered by an eligible termination following a change of control of Akamai is zero. The actual amount, if any, of the excise tax gross-up will depend, among other things, upon the executive’s pay, terms of a change in control transaction, our stock price on the date of the closing of the transaction and the subsequent impact on the executive’s employment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, which we refer to herein as Section 16(a), requires our officers and directors, and holders of more than ten percent of a registered class of our equity securities, which we refer to herein collectively as reporting persons, to file reports of ownership and changes in ownership of such securities with the Commission. Reporting persons are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of reports filed by reporting persons or written representations from such persons pursuant to Item 405 of Regulation S-K, we believe that during 2010, all filings required to be made by the reporting persons pursuant to Section 16(a) with respect to Akamai securities were made in accordance with Section 16(a), except that Mr. Leighton included on his 2010 Annual Statement of Changes in Beneficial Ownership filed on January 21, 2011 (i) the distribution of 24,920 shares of our common stock in a single transaction from the F. Thomson Leighton 2009 Qualified Annuity Trust dtd 2/23/09 to the F. Thomson Leighton and Bonnie Leighton Revocable Trust for no consideration on May 13, 2010 and (ii) the distribution of 52,569 shares of our common stock in a single transaction from the F. Thomson Leighton 2008 Qualified Annuity Trust dtd 5/28/2008 to the F. Thomson Leighton and Bonnie Leighton Revocable Trust for no consideration on July 13, 2010. Mr. Leighton is a trustee of each of such trusts. In addition, Mr. Salerno failed to report the distribution to him of 827 shares of our common stock in a single transaction on December 31, 2010 upon the vesting of deferred stock units held by him until January 21, 2011.

PART FIVE

MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

*   *   *

ITEM ONE

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will vote to elect the four nominees named in this proxy statement as Class III directors. Each of the Class III directors elected at the Annual Meeting will hold office until the 2014 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated C. Kim Goodwin, David W. Kenny, Peter J. Kight and Frederic V. Salerno to serve as Class III directors for a term expiring at the 2014 Annual Meeting of Stockholders. The persons named in the enclosed proxy will vote to elect Ms. Goodwin and Messrs. Kenny, Kight and Salerno unless a stockholder indicates that the shares should be voted against one or more of such nominees.

In the event that any nominee for Class III director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable or will decline to serve.

Board of Directors Recommendation

Our Board of Directors believes that approval of the election of C. Kim Goodwin, David W. Kenny, Peter J. Kight and Frederic V. Salerno to serve as Class III directors is in the best interests of Akamai and our stockholders and, therefore, recommends that the stockholders vote FOR each of these nominees.

ITEM TWO

APPROVAL OF AMENDMENT TO 2009 STOCK INCENTIVE PLAN

Overview

In the opinion of Akamai’s Board of Directors, the future success of Akamai depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. On January 19, 2011, Akamai’s Board of Directors adopted, subject to stockholder approval, an amendment to the Akamai Technologies, Inc. 2009 Stock Incentive Plan, which we refer to as the 2009 Stock Incentive Plan, to increase by 7,000,000 the number of shares issuable thereunder to 15,500,000.

As of March 1, 2011, there were 9,031,179 shares of our common stock subject to issuance upon exercise of outstanding options or other awards under our existing stock incentive plans referred to in the table above, other than the 1999 Employee Stock Purchase Plan. Outstanding options had a weighted average exercise price of $24.78 per share and a weighted average remaining life of 4.69 years. There were a total of 6,336,989 outstanding RSUs and DSUs that remain subject to forfeiture. As of March 1, 2011, there were 2,380,590 shares available for future issuance under our existing stock incentive plans, excluding the 1999 Employee Stock Purchase Plan, all of which may be granted as shares of restricted stock, restricted stock units or other stock unit awards valued by reference to shares. As of March 1, 2011, we had 187,396,514 shares of our common stock outstanding.

If this amendment is approved, the 2009 Stock Incentive Plan would allow for the issuance of (i) up to 15,500,000 shares of our common stock and (ii) any shares of common stock subject to awards that are currently outstanding under the 2001 Stock Incentive Plan, the 1998 Stock Incentive Plan or the 2006 Stock Incentive Plan, which we refer to as the Existing Plans, that are terminated, cancelled, surrendered or forfeited, to our employees, officers, directors, consultants and advisors in the form of options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units and other stock-based awards as described below, which we refer to, collectively, as Awards.

In 2009, our Board of Directors approved a stock repurchase plan, which was extended in 2010. The primary purpose of the plan is to offset a significant percentage of the dilution attributable to shares issued in respect of awards under our stock incentive plans. In 2010, we repurchased approximately 2.5 million shares of our common stock in the open market.

The Board of Directors believes that approving an additional 7,000,000 shares for issuance under the 2009 Stock Incentive Plan is appropriate and in the best interests of stockholders given Akamai’s current expectations on hiring created by recent business growth, the highly competitive environment in which we recruit and retain employees, the dilution rate of Akamai’s peers and Akamai’s historical rate of issuing equity awards. Our management will carefully consider all proposed grants under the 2009 Stock Incentive Plan.

Summary of the 2009 Stock Incentive Plan

The following summary of the 2009 Stock Incentive Plan is qualified in its entirety by reference to the 2009 Stock Incentive Plan, a copy of which is attached as Appendix B to the electronic copy of this Proxy Statement filed with the Commission and may be accessed from the Commission’s website at www.sec.gov. In addition, a copy of the 2009 Stock Incentive Plan may be obtained by making a written request to our General Counsel at Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts, 02142. References to the Board of Directors in this summary shall include the Compensation Committee of the Board of Directors or similar committee appointed by the Board of Directors to administer the 2009 Stock Incentive Plan.

Types of Awards; Shares Available for Issuance.

The 2009 Stock Incentive Plan allows for the issuance of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred stock units and other stock unit awards. Subject to adjustment in the event of stock splits, stock dividends or similar events, Awards may be made under the 2009 Stock Incentive Plan for (i) up to 8,500,000 shares of our common stock and (ii) any shares of common stock subject to awards that are currently outstanding under the Existing Plans that are terminated, cancelled, surrendered or forfeited, subject to adjustment under the terms of the 2009 Stock Incentive Plan. Under the terms of the proposed amendment, the 8,500,000 share allowance would increase to 15,500,000. In addition, if any Award granted under the 2009 Stock Incentive Plan or any stock award granted under the Existing Plans expires or is terminated, canceled, forfeited or otherwise results in any common stock not being issued, the unused common stock covered by such Award or any award issued under the Existing Plans shall revert or again be available for the grant of Awards under the 2009 Stock Incentive Plan.

Certain sub-limitations apply to the shares available for issuance under the 2009 Stock Incentive Plan. A maximum of 8,500,000 shares of common stock may be issued as incentive stock options; such number would increase to 15,500,000 under the terms of the proposed amendment. The maximum number of shares with respect to which Awards may be granted to any participant under the 2009 Stock Incentive Plan may not exceed 1,000,000 shares per calendar year. The maximum number of shares with respect to which Awards other than options and stock appreciation rights may be granted to any participant under the 2009 Stock Incentive Plan is 90% of the total number of shares available for issuance thereunder. The maximum aggregate number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 10% of the total number of shares available for issuance under the 2009 Stock Incentive Plan.

Descriptions of Awards.

Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than 100% of the fair market value of the common stock on the effective date of grant. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of Akamai or any of our subsidiaries. Under the terms of the 2009 Stock Incentive Plan, stock options may not be granted for a term in excess of seven years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of Akamai or its subsidiaries). The 2009 Stock Incentive Plan permits our Board of Directors to determine the manner of payment of the exercise price of options, including (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) by surrender to us of shares of common stock, by delivery to us of a promissory note, (iii) subject to certain conditions, by retaining shares of common stock otherwise issuable pursuant to the stock option, (iv) by any other lawful means, or (v) any combination of the foregoing.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive a number of shares of common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock. SARs may be granted independently or in tandem with stock options granted under the 2009 Stock Incentive Plan. When a SAR is granted in tandem with a stock option, the SAR will be exercisable only at such time or times, and to the extent, that the related stock option is exercisable (except to the extent designated by our Board and permitted under the terms of the 2009 Stock Incentive Plan). The 2009 Stock Incentive Plan provides that the grant price or exercise price of an SAR may not be less than 100% of the fair market value per share of our common stock on the effective date of grant and that SARs granted under the 2009 Stock Incentive Plan may not have a term in excess of seven years.

Limitations on Options and SARs; No Repricings. We may not engage in any repricing of stock options or SARs granted under the 2009 Stock Incentive Plan without further stockholder approval. No option granted under the 2009 Stock Incentive will contain reload rights.

Restricted Stock Awards. We may issue Awards entitling recipients to acquire shares of our common stock subject to the right of Akamai to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board of Directors in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. We refer to these Awards as Restricted Stock. Instead of granting Awards for Restricted Stock, we may also grant Awards entitling the recipient to receive shares of our common stock at the time such shares of common stock vest or at such time as the terms and conditions established by the Board of Directors are satisfied. These awards may include restricted stock units, deferred stock units or similar vehicles.

Restricted Stock Unit and Deferred Stock Unit Awards. Restricted stock unit and deferred stock unit awards entitle the recipient to receive shares of our common stock or an amount of cash equal to the fair market value of shares of our common stock (as specified in the applicable award agreement) to be delivered at the time such units vest and/or the applicable restrictions lapse pursuant to the terms and conditions specified in the applicable award agreement in the case of restricted stock unit issuances. Our Board of Directors may provide in its discretion that settlement of a restricted stock unit or deferred stock unit will be deferred, either on a mandatory basis or at the election of the recipient in the case of deferred stock units issuances. Restricted stock units and deferred stock units do not grant the holder any voting rights. Unless otherwise provided by our Board of Directors, restricted stock units and deferred stock units provide recipients with dividend equivalent rights.

Other Stock Unit Awards. Under the 2009 Stock Incentive Plan, our Board of Directors may grant other Awards that are based upon the common stock having such terms and conditions as the Board of Directors may determine including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of Awards entitling recipients to receive shares of our common stock to be delivered in the future. We refer to these types of Awards as Other Stock Unit Awards. Other Stock Unit Awards may be available as a form of payment in the settlement of other Awards granted under the 2009 Stock Incentive Plan if approved by the Board of Directors or as payment in lieu of compensation to which a participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of our common stock or cash, as our Board of Directors determines.

Limitations on Restricted Stock Awards and Other Stock Unit Awards. We refer to Awards such as restricted stock, restricted stock units, deferred stock units and similar Awards as Restricted Stock Awards. Each Restricted Stock Award and Other Stock Unit Award (other than Awards that may only be settled in cash) granted under the 2009 Stock Incentive Plan, which we refer to as Full Value Awards, shall vest in accordance with a schedule that does not permit vesting in full prior to the third anniversary of the date of grant of the Full Value Award. Our Board of Directors may, however, exercise its discretion to (i) accelerate the vesting of any Full Value Award upon a participant’s retirement, termination of employment, death or disability, (ii) accelerate vesting in accordance with the acquisition and change in control provisions of the 2009 Stock Incentive Plan, (iii) establish a shorter vesting schedule for grants to an advisor, consultant, director, or newly-hired employee, (iv) establish a shorter vesting schedule for Full Value Awards granted in exchange for or in lieu of the right to receive the payment of an equivalent amount of salary, bonus, directors’ fees, or other cash compensation, (v) establish a shorter vesting schedule for performance-based Awards (but not less than one year), or (vi) vest up to 1,000 shares per year for each participant; provided, however, that the aggregate number of Full Value Awards that may be granted under clauses (iii) and (vi) above shall not exceed five percent (5%) of the number of shares available for issuance under the 2009 Stock Incentive Plan.

Performance Awards. The Compensation Committee of our Board of Directors may determine, at the time of grant, that a Full Value Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. Such Awards are intended to qualify as “performance-based compensation” under Section 162(m) and are referred to herein as Performance Awards. The performance criteria for each such Award will be based on one or more of the following measures: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) revenue, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total stockholder return, or (o) earnings per share. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs, and (vi) other non-cash charges or items, and (vii) gains or losses relating to financing or investment activities. Such performance goals: (1) may vary by participant and may be different for different Awards; (2) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Board of Directors; and (3) will be set by the Board of Directors within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). With respect to any Performance Award that is intended to qualify as performance-based compensation under Section 162(m), the Board of Directors may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Performance Award, and the Board of Directors may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards.

Employees, officers, directors, consultants and advisors of Akamai and our subsidiaries and any other business venture in which Akamai has a controlling interest (as determined by our Board of Directors) are eligible to be granted Awards under the 2009 Stock Incentive Plan. Under current law, however, incentive stock options may only be granted to employees of Akamai and its subsidiaries. As of March 15, 2011, approximately 2,000 persons were eligible to receive Awards under the 2009 Stock Incentive Plan, including Akamai’s executive officers and non-employee directors. The granting of Awards under the 2009 Stock Incentive Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that Awards are subject to the limitations described above. On March 1, 2011, the last reported sale price of our common stock on the NASDAQ Global Select Stock Market was $37.36.

Administration.

Our Board of Directors administers the 2009 Stock Incentive Plan and is authorized to adopt, alter and repeal the administrative rules, guidelines and practices relating to the 2009 Stock Incentive Plan and to interpret the provisions of the 2009 Stock Incentive Plan. Pursuant to the terms of the 2009 Stock Incentive Plan, our Board of Directors may delegate authority under the 2009 Stock Incentive Plan to one or more committees or subcommittees of our Board of Directors. Our Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2009 Stock Incentive Plan, including the granting of awards to directors and executive officers. The Compensation Committee, with the input of management, selects the recipients of Awards and determines, in addition to other items, and subject to the terms of the 2009 Stock Incentive Plan:

•	the number of shares of common stock covered by options and the dates upon which such options become exercisable;

•	the exercise price of options;

•	the effect on Awards of a change in control of Akamai;

•	the duration of options; and

•	the number of shares of common stock subject to any Full Value Awards and the terms and conditions of such Awards.

To the extent permitted by applicable law, our Board of Directors may delegate to one or more of our officers the power to grant Awards to employees or non-executive officers of Akamai or any of our present or future subsidiary corporations and to exercise such other powers under the 2009 Stock Incentive Plan as the Board of Directors may determine, provided that the Board of Directors shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any of our executive officers. The Board of Directors has delegated to our Chief Executive Officer the authority under the 2009 Stock Incentive Plan to grant stock options and restricted stock units to non-executive employees of Akamai subject to certain specified limitations and oversight by the Compensation Committee.

The Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

The Board of Directors is required to make appropriate adjustments in connection with the 2009 Stock Incentive Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

Amendment of Awards. Except with respect to repricing outstanding stock options or SARs, our Board of Directors may amend, modify or terminate any outstanding award provided that the participant’s consent to such action will be required unless our Board of Directors determines that the action, taking into account any related action, would not materially and adversely affect the participant or the change is otherwise permitted under the terms of the 2009 Stock Incentive Plan.

Acquisition and Change in Control Events.

The 2009 Stock Incentive Plan contains provisions addressing the consequences of any acquisition event or change of control event. An acquisition event is defined under the terms of the 2009 Stock Incentive Plan to mean (a) any merger or consolidation of Akamai with or into another entity as a result of which our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of our common stock for cash, securities or other property pursuant to a statutory share exchange transaction. A change in control event, as defined in the 2009 Stock Incentive Plan, includes (w) any merger or consolidation which results in the voting securities of Akamai outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of voting securities of Akamai or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (x) subject to certain restrictions contained in the definition of the change in control event under the 2009 Stock Incentive Plan, the acquisition by an individual, entity or group of beneficial ownership of any capital stock of Akamai if, after such acquisition, such individual, entity or group beneficially owns 50% or more of either (i) the then-outstanding shares of our common stock or (ii) the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors; (y) any sale of all or substantially all of our assets; or (z) the complete liquidation of Akamai.

Under the 2009 Stock Incentive Plan, if an acquisition event occurs, our Board of Directors is required to provide that all of our outstanding stock options be assumed (as provided in the 2009 Stock Incentive Plan) or equivalent stock options substituted, by the acquiring or succeeding entity. If the acquiring company does not assume our outstanding stock options under the 2009 Stock Incentive Plan, or in the event of a dissolution or liquidation of Akamai, upon written notice, our Board of Directors will provide that all unexercised stock options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such acquisition event or upon the effective date of the dissolution or liquidation unless exercised within a specified period following the date of such notice. However, in the event of an acquisition event under which our common stock holders will receive a cash payment for each share surrendered in the acquisition event, our Board of Directors may instead provide that all outstanding options shall terminate immediately prior to the consummation of such acquisition event and that each participant shall receive a cash payment equal to the amount (if any) by which the cash payment for each share multiplied by the number of shares of common stock subject to such outstanding options exceeds the aggregate exercise price of such options.

The 2009 Stock Incentive Plan provides that Akamai’s repurchase and other rights under each outstanding Restricted Stock Award will inure to the benefit of any successor and will apply to the cash, securities or other property into or for which our common stock was converted or exchanged pursuant to such acquisition event in the same manner as they applied to the original Restricted Stock Award. Our Board of Directors may specify in an award at the time of the grant the effect of an acquisition event on any SAR or Other Stock Unit Award. Except to the extent provided otherwise in the instrument evidencing any SAR or Other Stock Unit Award or an agreement between the participant and us, all such awards shall become exercisable in full, or shall be free of all conditions or restrictions.

If the acquisition event also constitutes a change in control, or if there is a change in control event that does not constitute an acquisition event, except to the extent provided otherwise in an agreement with an optionee, all of the shares of common stock subject to unvested stock options will become immediately exercisable. Except to the extent provided otherwise in the instrument evidencing a Restricted Stock Award, SAR or Other Stock Unit Award or an agreement between the participant and us, all restrictions and conditions on all Restricted Stock Awards, SARS or Other Stock Unit Awards shall automatically be deemed terminated or satisfied.

Except as provided in the minimum vesting provisions of the 2009 Stock Incentive Plan, our Board of Directors may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

Substitute Options. In connection with a merger or consolidation of an entity with Akamai or the acquisition by Akamai of property or stock of an entity, the Board of Directors may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board of Directors deems appropriate under the circumstances, notwithstanding any limitations on stock options contained in the 2009 Stock Incentive Plan. Substitute stock options will not count against the 2009 Stock Incentive Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants.

The Board of Directors may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2009 Stock Incentive Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination.

Our Board of Directors may amend, suspend or terminate the 2009 Stock Incentive Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by Akamai’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until such amendment shall have been approved by Akamai’s stockholders; and (iii) if NASDAQ amends the NASDAQ Rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the 2009 Stock Incentive Plan (A) materially increasing the number of shares authorized under the 2009 Stock Incentive Plan (other than as provided for in the 2009 Stock Incentive Plan), (B) expanding the types of Awards that may be granted under the 2009 Stock Incentive Plan, (C) materially expanding the class of participants eligible to participate in the 2009 Stock Incentive Plan, or (D) materially increasing benefits generally available to participants shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of Akamai’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, the Board of Directors may not effect such modification or amendment without such approval.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2009 Stock Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws or assumptions could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Akamai or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option, which we refer to as ISO Stock, at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the ISO stock. If a participant sells the ISO stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the ISO stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the ISO stock for more than one year and otherwise will be short-term. If a participant sells the ISO stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the ISO stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, which we refer to as NSO Stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the NSO stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the NSO stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of an SAR but generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Grants. A participant will not have income upon the grant Restricted Stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the fair market value of the Restricted Stock less the purchase price, if any. When the shares issued upon vesting of Restricted Stock are sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the date of grant. If the participant does not make an Section 83(b) election, then when the shares of Restricted Stock vest the participant will have compensation income equal to the fair market value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the fair market value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units and Deferred Stock Units. A participant will not have income upon the grant of an restricted stock unit Award or deferred stock unit award. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award or deferred stock unit award. When the restricted stock unit award or deferred stock unit award vests, unless the distribution of the shares of common stock associated with such award has been deferred in a manner that complies with Section 409A of the Code, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. If the participant has made a valid deferral election, he or she will have income on the distribution date of the stock in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date or delivery date, as applicable. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Unit Awards. The tax consequences associated with any Other Stock Unit Award granted under the 2009 Stock Incentive Plan will vary depending on the specific terms of the Award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Akamai. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board of Directors Recommendation

Our Board of Directors believes that the proposed amendment to the 2009 Stock Incentive Plan is in the best interests of Akamai and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

ITEM THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules.

Akamai has a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of our executives. The goal of our executive compensation program is to attract, retain and reward talented and hard-working individuals in a highly competitive business environment. Our annual and long-term incentive compensation strategy is performance-oriented and is designed to link our strategic business objectives, specific financial performance objectives and the enhancement of stockholder returns with the compensation of our executives, including our Named Executive Officers. Please refer to the CD&A section of this Proxy Statement for an overview of the compensation of our Named Executive Officers.

We are asking for stockholder approval of the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under “Executive Compensation Matters—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy statement.

This vote is advisory and therefore not binding on Akamai, the Compensation Committee of the Board, or the Board. The Board and the Compensation Committee value the opinions of Akamai stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Board of Directors Recommendation

Our Board of Directors recommends that you vote to approve our 2010 executive compensation.

ITEM FOUR

ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 also enables Akamai stockholders to vote, on an advisory or non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of our Named Executive Officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of the frequency alternatives, the Board believes that conducting advisory vote on executive compensation on an annual basis is appropriate for Akamai and its stockholders at this time.

Board of Directors Recommendation

Our Board of Directors recommends that you vote in favor of an ANNUAL advisory vote on executive compensation.

ITEM FIVE

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, which conducted an annual review of the firm’s performance, our Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, which we sometimes refer to as PwC, to audit our financial statements for the year ending December 31, 2011. PwC has audited our financial statements for each fiscal year since our incorporation. Although stockholder approval of the selection of PwC is not required by law, our Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. The affirmative vote of holders of a majority of the shares of our common stock represented at the Annual Meeting is necessary to ratify the appointment of PwC as our registered independent accounting firm. In the event a majority of the shares of common stock represented at the Annual Meeting does not ratify the selection of PwC as our independent auditors, the Audit Committee will reconsider its selection. Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The following table summarizes the fees we incurred for professional services provided by PwC for each of the last two fiscal years for audit, audit-related, tax and other services (in thousands):

Fee Category	2010	2009
Audit Fees (1)	$1,935	$1,831
Audit-Related Fees (2)	—	167
Tax Fees (3)	—	74
All Other Fees (4)	3	6

Total Fees	$1,938	$2,078

(1)	Audit fees consist of fees for the audit of our financial statements and internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to our employee benefit plan audits, financial due diligence with respect to potential acquisitions, and consultations concerning financial accounting and reporting standards.
(3)	Tax fees include fees related to tax compliance and tax advice services.
(4)	All other fees include license fees for an accounting research tool.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. The Audit Committee may delegate pre-approval authority to one or more of its independent members but not to our management. Any such pre-approval by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Services can be approved in two ways: specific pre-approval or general pre-approval. Specific pre-approval represents the Audit Committee’s consent for the independent auditor to perform a specific project, set of services or transaction for us. General pre-approval represents the Audit Committee’s consent for the independent auditor to perform certain categories of services for us. If a particular service or project falls into a category that has been generally pre-approved by the Audit Committee within the preceding 12 months, specific pre-approval of that service or project need not be obtained. Any proposed services exceeding cost levels generally pre-approved by the Audit Committee will require specific pre-approval. From time to time, the Audit Committee may revise the list of services for which general pre-approval is granted. During 2010, 100% of the services provided by PwC were pre-approved by the Audit Committee.

PwC has provided tax services, as described in the Public Company Accounting Oversight Board Rule 3523, “Tax Services for Persons in Financial Reporting Oversight Roles,” to each of George H. Conrades, our Chairman of the Board of Directors, and F. Thomson Leighton, our Chief Scientist and a Director. PwC has provided such services to Mr. Conrades since 1999 and to Mr. Leighton since 2002. PwC and Akamai have determined that the provision of such services does not impact PwC’s independence because Messrs. Conrades and Leighton are in a financial reporting oversight role only because each serves as a member of our Board of Directors; they are not otherwise responsible for our financial reporting oversight. Akamai did not pay for these tax services on behalf of Messrs. Conrades or Leighton.

Board of Directors Recommendation

Our Board of Directors believes that ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2011 is in the best interests of Akamai and our stockholders and, therefore, recommends that the stockholders vote FOR this proposal.

PART VI

OTHER MATTERS

Our Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our Board of Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, electronic mail and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We have retained Georgeson Shareholder Communications, Inc., a proxy solicitation firm, or Georgeson, to assist us with the distribution of proxy materials and vote solicitation. We will pay Georgeson approximately $18,500 for its services plus out-of-pocket expenses. We may ask Georgeson to solicit proxies on our behalf by telephone for a fee of $6.50 per completed phone call. Georgeson may solicit proxies by personal interview, mail and telephone.

Deadline for Submission of Stockholder Proposals for the 2012 Annual Meeting

Proposals of stockholders intended to be presented at the 2012 Annual Meeting of the Stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us no later than December 10, 2011 in order to be included in the proxy statement and form of proxy relating to that meeting.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other business that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act). The required notice must be delivered by the stockholder and received by the Secretary at the principal executive offices of Akamai (i) no earlier than 90 days before and no later than 70 days before the first anniversary of the preceding year’s annual meeting, or (ii) if the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from the first anniversary date, (a) no earlier than 90 days before the annual meeting and (b) no later than 70 days before the annual meeting or ten days after the day notice of the annual meeting was mailed or publicly disclosed, whichever occurs first. Assuming the date of our 2011 Annual Meeting is not so advanced or delayed, stockholders who do wish to make a proposal at the 2011 Annual Meeting (other than one to be included in our proxy statement) should notify us no earlier than February 17, 2012 and no later than March 9, 2012.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By order of the Board of Directors,

/s/ Melanie Haratunian

April 8, 2011	MELANIE HARATUNIAN Senior Vice President, General Counsel and Secretary

APPENDIX A

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Standard Time, on May 18, 2011.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/akam • Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

A	Proposals — The Board of Directors recommends a vote FOR the director nominees; FOR Proposal 2, 3 and 5; and
“ONE YEAR” for Proposal 4.

1.	Election of Class III Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

	01 - C. Kim Goodwin	☐	☐	☐	02 - David W. Kenny	☐	☐	☐	03 - Peter J. Kight	☐	☐	☐

	04 - Frederic V. Salerno	☐	☐	☐

		For	Against	Abstain		For	Against	Abstain

2. Amendment to 2009 Stock Incentive Plan.		☐	☐	☐	3. To approve, on an advisory basis, the compensation of the Company’s named executive, officers.	☐	☐	☐

	1 Yr	2 Yrs	3 Yrs	Abstain

4. To approve, on an advisory basis, the frequency of holding future advisory votes on named executive officer compensation.	☐	☐	☐	☐	5. To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of Akamai Technologies, Inc. for the fiscal year ending December 31, 2011.	☐	☐	☐
To transact such other business as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	+

A-1

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — AKAMAI TECHNOLOGIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS Annual Meeting of Stockholders - May 18, 2011

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) George Conrades, Paul Sagan, David Kenny and Melanie Haratunian, or each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2011 Annual Meeting of Stockholders of Akamai Technologies, Inc. and any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

This Proxy when properly executed will be voted in the manner directed by the Undersigned Stockholder(s). If no other indication is made, the Proxies shall vote “FOR” each of the director nominees; “FOR” Proposals 2, 3 and 5; and “ONE YEAR” in Proposal 4.

PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

A-2

APPENDIX B

2009 STOCK INCENTIVE PLAN

AKAMAI TECHNOLOGIES, INC.

AMENDMENT TO 2009 STOCK INCENTIVE PLAN

The Akamai Technologies, Inc. 2009 Stock Incentive Plan (the “Plan”) be and hereby is amended by deleting the first two sentences of Section 4(a) thereof in their entirety and inserting in lieu thereof the following:

“Subject to adjustment under Section 9, Awards may be made under the Plan for up to 15,500,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). Subject to adjustment under Section 9, up to 15,500,000 shares of Common Stock may be issued upon exercise of Incentive Stock Options (as hereinafter defined) granted under the Plan.”

Adopted by the Board of Directors on January 19, 2011.

Approved by the Stockholders on                 .

AKAMAI TECHNOLOGIES, INC.

2009 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2009 Stock Incentive Plan (the “Plan”) of Akamai Technologies, Inc., a Delaware corporation (the “Company” or “Akamai”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

Except as otherwise provided in Section 5(b), all of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. Subject to and consistent with the provisions of the Plan, the Board shall have the authority and discretion to: (i) determine which eligible employees, officers, directors, consultants and advisors will receive Awards, (ii) determine the number of shares of Common Stock (as hereinafter defined), cash, or other consideration to be covered by each Award, (iii) determine the terms and conditions of any Award (including Fair Market Value (as hereinafter defined), the exercise price, the vesting schedule, the term of the Award, and the period following termination from employment or service during which an Award may be exercised), (iv) approve forms of Award agreements and other documentation for use under the Plan, (v) adopt, alter, and repeal administrative rules, guidelines, and practices governing the operation of the Plan, (vi) interpret the provisions of the Plan and any Award documentation and remedy any ambiguities, omissions, or inconsistencies therein, (vii) modify or amend Awards, or grant waivers of Plan or Award conditions, (viii) determine the nature and provisions of Other Stock Unit Awards (as hereinafter defined) permitted pursuant to Section 8, and (ix) make all other determinations necessary or advisable for the administration of the Plan. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. Notwithstanding the foregoing, for purposes of granting Awards to directors, the Committee shall mean the Compensation Committee.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

(d) Awards to Non-Employee Directors. Awards to non-employee directors will only be granted and administered by a Committee, all of the members of which are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules.

4.	Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 8,500,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). Subject to adjustment under Section 9, up to 8,500,000 shares of Common Stock may be issued upon exercise of Incentive Stock Options (as hereinafter defined) granted under the Plan. If any Award granted under this Plan or any stock award granted under the Company’s Second Amended and Restated 1998 Stock Incentive Plan, 2001 Stock Incentive Plan or 2006 Stock Incentive Plan (together, the “Existing Plans”) expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part, is settled in cash or otherwise, or results in any Common Stock not being issued, the unused Common Stock covered by such Award or any award issued under the Existing Plans shall revert or again be available for the grant of Awards under the Plan. Notwithstanding any other provision in this Section 4(a), any shares not issued or delivered as a result of the net settlement of any outstanding Stock Appreciation Right, any shares tendered in payment of an Option’s exercise price (whether by attestation or actual delivery), any shares tendered or withheld to satisfy a tax withholding on an Award, and any shares repurchased by the Company using Option proceeds shall not revert or again be available for the grant of Awards under the Plan. In the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares or shares purchased on the open market.

(b) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options and SARS. The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 90% of the total number of shares available for issuance under the Plan.

(3) Limit on Awards to Directors. The maximum aggregate number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 10% of the total number of shares available for issuance under the Plan.

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Akamai, any of Akamai’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. If the Fair Market Value (as defined below) of shares on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of shares to become exercisable in that calendar year will be Incentive Stock Options, and the Options for the shares with a Fair Market Value (as defined below) in excess of $100,000 that become exercisable in that calendar year will be Nonstatutory Stock Options. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) on the date the Option is granted, provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) No Repricing of Options. Notwithstanding anything to the contrary in the Plan, the Company shall not engage in any repricing of Options or SARs granted under this Plan without further stockholder approval. For this purpose, the term “repricing” shall mean any of the following or other action that has the same effect: (i) lowering the exercise price of an Option or a SAR after it is granted, (ii) any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling an Option or a SAR at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for another Option, SAR, Restricted Stock, or other equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction (including any adjustment described in Section 9).

(e) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided however, that no Option will be granted for a term in excess of 7 years.

(f) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(g) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”) provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine;

(5) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board in its sole discretion, by retaining shares of Common Stock otherwise issuable pursuant to the Option;

(6) by any combination of the above permitted forms of payment.

(h) No Reload Rights. No option granted under the Plan shall contain any provision entitling the grantee to the automatic grant of additional Options in connection with any exercise of the original Option.

6.	Stock Appreciation Rights.

(a) General. The Board may grant Awards consisting of a Stock Appreciation Right, “SAR”, entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with an Acquisition Event or Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with an Acquisition Event or Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the

Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Grant Price. The grant price or exercise price of a SAR shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the SAR.

(d) Term. The term of a SAR shall not be more than 7 years from the date of grant.

(e) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.	Restricted Stock; Restricted Stock Units Stock; Deferred Stock Units.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units” or “Deferred Stock Units”). (Restricted Stock, Restricted Stock Units and Deferred Stock Units are each referred to herein as a “Restricted Stock Award”.)

(b) Terms and Conditions for all Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Deferred Stock Units and Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit or Deferred Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units and Deferred Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Code Section 409A.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units or Deferred Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units or Deferred Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units or Deferred Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement. To the extent Dividend Equivalents are paid, any payments will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

8.	Other Stock Unit Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each Stock Appreciation Right, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board. If this Section 9(a) applies and Section 9(c) also applies to any event, Section 9(c) shall be applicable to such event, and this section 9(a) shall not be applicable.

(b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

(c) Acquisition and Change in Control Events

(1) Definitions

(a)	An “Acquisition Event” shall mean:

(i)	any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled; or

(ii)	any exchange of shares of Common Stock of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

(b)	A “Change in Control Event” shall mean:

(i)	any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation;

(ii)	the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which results in all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such transaction (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively;

(iii)	any sale of all or substantially all of the assets of the Company; or

(iv)	the complete liquidation of the Company.

(2) Effect on Options

(a) Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(b) Change in Control Event that is not an Acquisition Event. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then-outstanding shall automatically become immediately exercisable in full.

(3) Effect on Restricted Stock Awards

(a) Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

(4) Effect on Other Awards

(a) Acquisition Event that is not a Change in Control Event. The Board may specify at the time of grant the effect of an Acquisition Event that is not a Change in Control Event on any SAR and Other Stock Unit Award granted under the Plan at the time of the grant of such Award.

(b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any SAR or Other Stock Unit Award or any other agreement between a Participant and the Company, all other Awards shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to (but, except as expressly contemplated by another provision herein, not inconsistent with) those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. Except as provided in Section 5(d), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided either (i) that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant or (ii) that the change is permitted under Section 9 hereof.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as set forth in Section 10(j), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants. Restricted Stock Awards and Other Stock Unit Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants.

(2) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) revenue, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return, or (o) earnings per share and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures may be adjusted to exclude any one or more of (I) extraordinary items, (II) gains or losses on the dispositions of discontinued operations, (III) the cumulative effects of changes in accounting principles, (IV) the writedown of any asset, (V) charges for restructuring and rationalization programs, (VI) other non-cash charges or items, and (VII) gains or losses relating to financing or investment activities. Such performance measures: (A) may vary by Participant and may be different for different Awards; (B) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (C) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant.

(5) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation. Prior to the payment of any Award subject to this Section 10(i) the underlying metrics for which have not been included in a public filing or press release issued by the Company, the Committee shall certify in writing (which may be satisfied by the inclusion of such a determination in the minutes of a meeting of such Committee) that the performance goals and other material terms applicable to such Award were satisfied.

(j) Minimum Vesting Requirements for Full Value Awards. Each Restricted Stock Award and Other Stock Unit Award (other than those Restricted Stock Awards and Other Stock Unit Awards which may only be settled in cash) granted under the Plan (each, a “Full Value Award”) shall vest in accordance with a schedule that does not permit such Full Value Award to vest in full prior to the third anniversary of the date of grant of the Award. This minimum vesting requirement shall not, however, preclude the Board from exercising its discretion to (i) accelerate the vesting of any Full Value Award upon retirement, termination of employment by the Company, death or disability, (ii) accelerate the vesting of any Full Value Award in accordance with Section 9(c), (iii) establish a shorter vesting schedule for any Full Value Award granted to an advisor, consultant, director, or newly-hired employee, (iv) establish a shorter vesting schedule for any Full Value Award that is granted in exchange for or in lieu of the right to receive the payment of an equivalent amount of salary, bonus, directors’ fees, or other cash compensation, (v) establish a shorter performance-based vesting schedule in accordance with Section 10(i) or otherwise (but in each case of not less than one year), or (vi) vest up to 1,000 shares per year for each Participant; provided, however, that the aggregate number of Full Value Awards that may be granted under clauses (iii) and (vi) above shall not exceed five percent (5%) of the number of shares available for issuance under the Plan.

(k) Limitation Following a Hardship Distribution. To the extent required to comply with Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4), or any amendment or successor thereto, a Participant’s “elective and employee contributions” (within the meaning of such Treasury Regulation) under the Plan shall be suspended for a period of twelve months following such Participant’s receipt of a hardship distribution made in reliance on such Treasury Regulation from any plan containing a cash or deferred arrangement under Section 401(k) of the Code maintained by the Company or a related party within the provisions of Section 414 of the Code.

11.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the completion of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market (“NASDAQ”) may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 9), (B) expanding the types of Awards that may be granted under the Plan, (C) materially expanding the class of participants eligible to participate in the Plan, or (D) materially increasing benefits generally available to Participants shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.

(e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance With Code Section 409A. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company shall have no liability to a Participant, or any other Party if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

(h) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(i) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.